Exhibit 10.42

AMENDED AND RESTATED EVG LICENSE AGREEMENT

JAPAN TOBACCO INC.
AND
GILEAD SCIENCES, INC.

As of November 29, 2018

AMENDED AND RESTATED EVG LICENSE AGREEMENT
THIS AMENDED AND RESTATED EVG LICENSE AGREEMENT (the “Agreement”) is made and entered into as of November 29, 2018 (the “A&R Execution Date”) by and between JAPAN TOBACCO INC., a Japanese corporation having its principal place of business at JT Building, 2-1 Toranomon, 2-chome, Minato-ku, Tokyo 105-8422, Japan (“JT”), and GILEAD SCIENCES, INC., a Delaware corporation having its principal place of business at 333 Lakeside Drive, Foster City, CA 94404, United States (“Gilead”). JT and Gilead are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, JT has developed a proprietary anti-viral compound originally known as JTK-303 and now known as Elvitegravir or EVG, to be used in a product or products for the treatment of HIV;
WHEREAS, the Parties entered into that certain License Agreement dated March 22, 2005 (such agreement as amended prior to the Amended Effective Date, the “Original Agreement”) governing the grant to Gilead of exclusive rights to Develop and Commercialize, for itself and its Affiliates certain formulations and dosages of Elvitegravir outside of Japan;
WHEREAS, the Parties have entered into that certain Master Agreement as of the A&R Execution Date (the “Master Agreement”) pursuant to which JT is transferring the rights to the Products in Japan to Gilead and the Parties have agreed to expand Gilead’s territory under the Original Agreement to include Japan; and
WHEREAS, the Parties also intend to consolidate prior amendments into an amended and restated version of the Original Agreement;
NOW THEREFORE, based on the foregoing premises and the mutual covenants and obligations set forth below, the Parties agree as follows:
ARTICLE 1
DEFINITIONS

The following terms shall have the following meanings; capitalized terms used herein but not defined herein shall have the meaning set forth in the Master Agreement:
1.1    “A&R Execution Date” shall have the meaning set forth in the Preamble of this Agreement.
1.2    “ABC Schedules” shall mean the schedules included in Schedule 1.2.
1.3    “Access Countries” shall mean the countries listed on Schedule 1.2, as may be modified pursuant to this Agreement in accordance with Paragraph 4 of Schedule 6.2.

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(a)    “Access Group A Countries” shall have the meaning set forth on Schedule 1.2A, as may be modified pursuant to this Agreement in accordance with Paragraph 4 of Schedule 6.2.
(b)    “Access Group B Countries” shall have the meaning set forth on Schedule 1.2B, as may be modified pursuant to this Agreement in accordance with Paragraph 4 of Schedule 6.2.
(c)    “Access Group C Countries” shall have the meaning set forth on Schedule 1.2C, as may be modified pursuant to this Agreement in accordance with Paragraph 4 of Schedule 6.2.
1.4    “Affiliate” shall mean, except as provided below, an entity that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with JT or Gilead. The term “control” as used in this definition means ownership of more than fifty percent (50%) of the voting interest in the entity in question or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization.
1.5    “Alliance Manager” shall have the meaning set forth in Section 2.3.
1.6    “Amended Effective Date” shall mean the Marketer Change Date.
1.7    “Ancillary Agreements” shall mean the meaning defined in the Master Agreement except excluding this Agreement.
1.8    “API” shall mean active pharmaceutical ingredients.
1.9    “Branded Products” shall mean the Products sold by Gilead or its Affiliates or Sublicensees other than Generic Versions.
1.10    “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.
1.11    “Change in Control” shall mean any sale of voting securities, any sale or purchase of assets, or any merger, consolidation or similar transaction that, directly or indirectly: (i) results in the transfer of substantially all of a Party’s assets that relate to or are engaged in the Commercialization of any Products to any Third Party; or (ii) results in any Third Party becoming an Affiliate of a Party.
1.12    “Combination Product” shall mean any Product in the form of a combination product that contains Compound in addition to one or more active pharmaceutical ingredients.
1.13    “Commercial Launch” shall mean, with respect to a Product, the first commercial sale of such Product to a Third Party occurring after Regulatory Approval for such Product.
1.14    “Commercialization Report” shall have the meaning set forth in Section 5.2(a).

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1.15     “Commercialize” shall mean to promote, market, distribute, sell or provide product support for a Product (other than in connection with clinical trials of such Product), and “Commercializing” and “Commercialization” shall be interpreted accordingly.
1.16    “Component” shall mean an API component of a Combination Product. For Stribild, Component shall mean FTC, TDF, EVG and COBI. For Genvoya, Component shall mean FTC, TAF, EVG and COBI.
1.17    “Compound” shall mean (i) the compound now known as Elvitegravir or EVG, the chemical structure of which is shown in Schedule 1.17A; (ii) the salts, esters, hydrates, isomers, and metabolites of that compound; (iii) any other compounds claimed in or covered by a Valid Claim in the Patent(s) described on Schedule 1.17B; and (iv) crystalline forms of (i) through (iii).
1.18    “Confidential Disclosure Agreements” shall mean (i) the Confidential Disclosure Agreement between the Parties dated September 16, 2004, as amended by the Amendment to Confidential Disclosure Agreement dated October 29, 2004 and the Second Amendment to Confidential Disclosure Agreement dated February 1, 2005; (ii) the Confidential Disclosure Agreement between the Parties dated February 1, 2005 (JT as recipient); and (iii) the Confidential Disclosure Agreement between the Parties dated February 1, 2005 (Gilead as recipient).
1.19    “Confidential Information” shall mean (i) all information and materials, received by either Party from the other Party pursuant to the Original Agreement or this Agreement and (ii) all information and materials disclosed pursuant to the Confidential Disclosure Agreements or the Material Transfer Agreements, in each case other than that portion of such information or materials that:
(a)    is publicly disclosed by the disclosing Party, either before or after it becomes known to the receiving Party;
(b)    was known to the receiving Party, without obligation to keep it confidential, prior to when it was received from the disclosing Party, as evidenced by competent written proof;
(c)    is subsequently disclosed to the receiving Party by a Third Party lawfully in possession thereof without obligation to keep it confidential;
(d)    has been publicly disclosed other than by the disclosing Party and without breach of an obligation of confidentiality with respect thereto; or
(e)    has been independently developed by the receiving Party without the aid, application or use of Confidential Information, as evidenced by competent written proof.
Notwithstanding clause (i) above in this definition of Confidential Information, (A) any information or materials deemed to be Confidential Information of Gilead under the Master Agreement shall be considered Gilead’s Confidential Information hereunder rather than JT’s Confidential Information (even if it were JT’s Confidential Information under the Original Agreement) and (B) any information or materials deemed to be Confidential

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Information of both Parties under the Master Agreement shall be considered the Confidential Information of both Parties hereunder rather than solely JT’s Confidential Information (even if it were JT’s Confidential Information under the Original Agreement).
1.20    “Control”, “Controls” and “Controlled” shall mean, with respect to a particular item of information or intellectual property right, that the applicable Party owns or has a license to such item or right and has the ability to grant to the other Party access to and a license or sublicense (as applicable) under such item or rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party, and without incurring material additional costs to procure such Third Party rights beyond those already incurred.
1.21    “Develop” shall mean the conduct of any pre-clinical, clinical or other studies or activities with respect to, or required for obtaining Regulatory Approval of, a Product (including, without limitation, quality assurance and quality control activities) or for Commercialization of a Product, along with any other clinical studies that may be conducted in accordance with this Agreement. The terms “Developing” and “Development” shall be interpreted accordingly.
1.22    “Diligent Efforts” shall mean, with respect to a Party’s obligation under this Agreement to Develop or Commercialize a Product, the level of efforts required to carry out such obligation in a sustained manner consistent with the efforts a similarly situated pharmaceutical company devotes to a product of similar market potential, risk, profit potential and strategic value resulting from its own research efforts, based on conditions then prevailing. [*].
1.23    “Dispute” shall have the meaning set forth in Section 15.1.
1.24    “Dollar” shall mean a United States dollar, and “$” shall be interpreted accordingly.
1.25    “Elvitegravir” or “EVG” or “JTK-303” have the meaning set forth in Section 1.17.
1.26    “EMA” shall mean the European Medicines Agency, or any successor thereto, which coordinates the scientific review of human pharmaceutical products under the centralized licensing procedures of the EU.
1.27    “Emtriva” or “FTC” shall mean an enantiomeric mixture of emtricitabine (which is the (-) enantiomer of the chemical [*], in which the ratio of such (-) enantiomer to its (+) enantiomer is equal to or greater than [*], including without limitation the ratio of such enantiomers being [*].
1.28    “EU” shall mean the European Union. For the purposes of this Agreement, in the event that any country leaves the European Union or a new country is formed from an existing country in the European Union, such country shall still be deemed to be a country within the European Union.
1.29    “Excluded Net Sales” shall mean Net Sales of Branded Products sold by Gilead or its Affiliates or Sublicensees for distribution solely within [*] and Net Sales [*].

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1.30    “FDA” shall mean the United States Food and Drug Administration, or a successor thereto.
1.31     “GAAP” shall mean generally accepted accounting principles in the United States as consistently applied.
1.32    “Generic Licensee” shall mean a Sublicensee of Gilead or its Affiliate that has been granted a Generic License to make or sell API of EVG or Generic Versions under this Agreement and that has been granted no other rights to Products, except that a Generic Licensee may be granted the right to distribute Branded Products solely within countries in the Generic Territory. For clarity, unless otherwise expressly provided in this Agreement, both of the MPPF and any third party granted the sublicense from MPPF under Section 2 of Schedule 6.2 shall be deemed to be included in Generic Licensee.
1.33    “Generic Licenses” shall mean a sublicense by Gilead or its Affiliate of its rights granted under Article 6 of the Original Agreement or Article 6 of this Agreement to a Generic Licensee to (i) sell Generic Versions solely within the Generic Territory, (ii) make Generic Versions in India from Qualified EVG API solely for the purpose of selling them in the Generic Territory, (iii) make Generic Versions in China from Qualified EVG API solely for the purpose of selling them in the Generic Territory, (iv) make Generic Versions in South Africa from Qualified EVG API solely for the purposes of selling them in the Generic Territory, or (v) make API of EVG in India, China or South Africa and sell such API of EVG to other Generic Licensees in India, China or in South Africa, solely for the purpose of making Generic Versions pursuant to 1.32(ii) or 1.32(iii) or 1.32(iv) set forth above. For clarity, both of the sublicenses granted by Gilead to MPPF as well as MPPF License shall be deemed to be included in Generic Licensee. “Qualified EVG API” shall mean EVG API made by a Generic Licensee in India, China or South Africa or made by a contract manufacturer that makes EVG API for Gilead’s Branded Product. “India” shall mean Republic of India and “China” shall mean the People’s Republic of China but, for clarity, excluding Hong Kong SAR, Macau SAR, and Chinese Taipei.
1.34    “Generic Net Sales” shall mean the net sales of EVG Generic Versions in the Generic Territory as such net sales are defined in the applicable Generic License, and as reported by the applicable Generic Licensee. For products containing EVG and one or more other APIs, such net sales shall mean the portion of net sales allocated to the EVG component as set forth in Section 4.2 of the Generic License templates attached as Exhibit 1 and Exhibit 2 (for Exhibit 2, Section 12 of the form of sublicense agreements attached thereto) to Schedule 6.2. If such allocations are not reported by the Generic Licensee(s), then Gilead and JT shall agree on the allocation based on available data on net selling prices of applicable generic products in the Generic Territory.
1.35    “Generic Product” shall mean a Product that is sold by an unlicensed Third Party (i) in any country where there are no JT Patents or Gilead Patents; (ii) in a country where there are no Valid Claims in the JT Patents or Gilead Patents; (iii) in a country where the laws do not provide for the effective enforcement of Patent rights; or (iv) in any other country where the Parties both determine that it is not commercially reasonable to pursue Third Party infringers. A Generic Product is also a Product that is sold pursuant to a compulsory license for the Licensed Indication (which

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compulsory license is for sales at a Net Selling Price that is less than or equal to what would be the Net Selling Price of a Product sold by an unlicensed Third Party in a comparable non-patent country).
1.36    “Generic Territory” shall mean the Access Group A Countries and the Access Group B Countries.
1.37    “Generic Versions” shall mean the Products manufactured by Generic Licensees that are not sold under any Regulatory Approvals obtained by or for Gilead or its Affiliate, and which are marketed and promoted using different product trademarks than the Product Trademark. For clarity, it is expected that Generic Versions will receive Regulatory Approvals based on reference to Regulatory Approvals obtained by or for Gilead for Branded Products.
1.38    “Genvoya” shall mean that certain Product containing the following four active ingredients: Elvitegravir, COBI, FTC and TAF, that is Commercialized under the Product Trademark GENVOYA®.
1.39    “Gilead Expanded Territory” shall mean all countries of the world, including Japan.
1.40    “Gilead Global Access Program” shall mean the distribution of Product by Gilead, or its Affiliates, through government agencies, not-for-profit, non-governmental organizations, physicians, pharmacies or patients in the countries listed in Schedule 1.2 at reduced rates.
1.41    “Gilead Indemnitees” shall have the meaning set forth in Section 11.1.
1.42    “Gilead Know-How” shall mean: (a) Know-How Controlled by Gilead or a Gilead Affiliate that is necessary for, or that has been otherwise actually used during the Original Agreement Term or the Term in the research, Development, manufacture, use, sale, offer for sale, or importation of Compounds or Products; and (b) Sublicensee Know-How.
1.43    “Gilead Original Territory” shall mean all countries of the world except Japan.
1.44    “Gilead Patent” shall mean: (a) any Patent Controlled by Gilead or a Gilead Affiliate that is necessary for, or that has otherwise actually been used during the Original Agreement Term or the Term in the research, Development, manufacture, use, sale, offer for sale, or importation of a Compound or a Product, including without limitation Gilead’s interest in Joint Patents; and (b) any Sublicensee Patent.
1.45     “Gilead Technology” shall mean all Gilead Patents and Gilead Know-How.
1.46    “GS-9350” or “COBI” shall mean [*].
1.47     “HIV” shall mean the human immunodeficiency virus.
1.48    “IND” shall mean (a) an Investigational New Drug Application as defined in the United States Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder by the FDA, or (b) an equivalent application to the equivalent agency in any other country or group

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of countries, the filing of which is necessary to commence clinical testing of a pharmaceutical product in humans in a particular jurisdiction.
1.49    “Indemnify” shall have the meaning set forth in Section 11.1.
1.50    “Infringe” shall mean the carrying out of an Infringement.
1.51    “Infringement” shall have the meaning set forth in Section 9.4(a)(i).
1.52    “IP Subcommittee” shall have the meaning set forth in Section 9.2(a).
1.53    “Japan” shall mean Japan and its possessions and territories thereof.
1.54    “Joint Committee” shall have the meaning set forth in Section 2.1.
1.55    “Joint Invention” shall have the meaning set forth in Section 9.1(a).
1.56    “Joint Patent” shall have the meaning set forth in Section 9.3(d). As of the A&R Execution Date, the Joint Patents include those Patents listed as “Joint Patents” on Schedule 1.59, and it shall include those added to such Schedule by both Parties.
1.57     “JT Indemnitees” shall have the meaning set forth in Section 11.2.
1.58    “JT Know-How” shall mean Know-How that is Controlled by JT or a JT Affiliate that is necessary for, or that has been otherwise actually used during the Original Agreement Term or the Term in, the research, Development, manufacture, use, sale, offer for sale, or importation of Compounds or Products.
1.59    “JT Patent” shall mean any Patent Controlled by JT or a JT Affiliate that is necessary for, or that has been otherwise actually used during the Original Agreement Term or the Term in, the research, Development, manufacture, use, sale, offer for sale, or importation of Compounds or Products, including without limitation JT’s interest in any Joint Patents. As of the A&R Execution Date, the JT Patents include those Patents listed on Schedule 1.59 (other than the Joint Patents), and it shall include those added to such Schedule pursuant to Section 9.1(c) of this Agreement or the Original Agreement.
1.60    “JT Patent Expenses in Access Group A Countries” shall mean [*] expenses (including attorneys’ fees) actually incurred by JT to file, maintain, Prosecute or enforce any JT Patents in or for the Access Group A Countries.
1.61     “JT Technology” shall mean all JT Patents and JT Know-How.
1.62     “Key JT Personnel” shall mean, for [*], [*], and, for [*], [*].
1.63    “Know-How” shall mean (i) all information, know-how, techniques and data specifically relating to development, manufacture, use or sale of a Compound or a Product, including but not limited to, inventions, practices, methods, knowledge, know-how, skill, experience, test

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data (including without limitation pharmacological, toxicological, clinical, analytical and quality control data, regulatory submissions, correspondence and communications, and marketing. pricing, distribution, cost, sales, manufacturing, patent and legal data or descriptions); (ii) Regulatory Information containing know-how; and (iii) compositions of matter, assays and biological materials specifically relating to development, manufacture, use or sale of a Compound or a Product.
1.64    “Licensed Indication” shall mean all possible therapeutic and prophylactic uses (including without limitation, mono-and combination uses in the treatment of HIV infection).
1.65    “Losses” shall have the meaning set forth in Section 11.1.
1.66    “MAH Transfer” shall mean the transfer of all of the marketing authorizations for the Products in Japan from JT to GSJ pursuant to the Master Agreement.
1.67    “MAH Transfer Date” shall mean the date upon which the MAH Transfer occurs.
1.68    “Major EU Countries” shall mean France, Germany, Italy, Spain and the United Kingdom, and “Major EU Country” shall mean any one of the foregoing[*].
1.69    “Major Market” shall mean any of the United States and the Major EU Countries.
1.70    “Manufacturing Cost” shall mean an amount equal to Gilead’s cost to produce Product consisting of the amounts described in clauses (a), (b) or (c) below, as appropriate:
(a)    Internal Costs.
(i)    Material Costs, which means the prices paid to Third Parties for raw materials including intermediates and active compounds, excipients, components, packaging and labeling materials to the extent used in the manufacture and transportation of Product and purchased finished goods which are purchased from outside vendors as well as any freight and duty where applicable. Material Costs includes the quantity of the components included in the bill of material multiplied by the purchase price and the waste factor (i.e., scrap percentage) included in the bill of materials. It also includes the normal quality assurance sample quantity which is included in the bill of materials; and
(ii)    Direct Labor Costs, which means the standard labor hours required for an operation according to the standard operating procedures multiplied by the direct labor rate (i.e., the employment costs per man-hour including, without limitation, salary and employee benefits) for work centers within the relevant manufacturing operating unit; and
(iii)    Overhead Costs, which means a reasonable allocation of overhead calculated by Gilead in accordance with reasonable cost accounting methods that comply with GAAP and consistent with the way Gilead allocates such costs to products it supplies to other of its customers pursuant to contract manufacturing relationships, specifically excluding products supplied pursuant to corporate partnering or other co-development relationships. Overhead Costs shall include administrative costs directly in support of Gilead’s manufacturing operation and

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expenses associated with quality assurance, manufacturing and engineering associated with the operating unit(s) manufacturing a Product and shall include depreciation and property taxes associated with the plant(s) manufacturing a Product. These costs shall be allocated to each product line in such operating unit(s) or plant(s), whichever is applicable, based on specific criteria consistent with the standard operating procedures for each product and work center overhead rates of the party performing the work determined and allocated in a manner consistently applied within and across operating unit(s); and
(iv)    Third-Party royalties and costs of manufacturing to the extent not already paid or credited under the Original Agreement or this Agreement and not including royalties Gilead is obligated to pay under Section 8.3(a) of the Original Agreement or this Agreement.
(b)    Contract Manufacturing Costs. Gilead’s costs to acquire a Product from suppliers (which amount will be net of rebates, if any, from suppliers).
(c)    Combined Costs. For a Product that has costs arising under both Section 1.70(a) and Section 1.70(b), “Manufacturing Costs” shall consist of the sum of the costs described in each such subsection.
1.71    “Marketer Change Date” shall have the meaning set forth in the Master Agreement.
1.72    “Marketing Authorization Application” or “MAA” shall mean an application for Regulatory Approval (but excluding Price Approvals) required for marketing of pharmaceutical product. Solely as used in Section 8.2, “MAA” shall mean the application for Regulatory Approval (but excluding Price Approvals) required for marketing of the first Product in the EU.
1.73    “Master Agreement” shall have the meaning set forth in the recitals.
1.74    “Material Transfer Agreements” shall mean the Material Transfer Agreement between the Parties dated October 6, 2004, and the Clinical Trial Material Transfer Agreement between the Parties dated as of March 17, 2005.
1.75    “MPPF” shall mean the Medicines Patent Pool Foundation, at Chemin Louis-Dunant 17, 1202, 1202 Geneva, Switzerland. The sublicense of the Generic License granted by Gilead to MPPF pursuant to Section 2 of Schedule 6.2 shall be referred to as the “MPPF License”.
1.76    “MPPF License” shall have the meaning set forth in Section 1.75.
1.77    “NDA” shall mean a New Drug Application filed with the FDA to seek Regulatory Approval for a pharmaceutical product in the United States.
1.78    “Net Sales” means [*].
1.79    “Net Selling Price” shall mean the Net Sales (as defined in the [*] of the definition of “Net Sales”, without giving effect to the [*] of such definition) of a Product divided by the number of units of Product sold.

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1.80    “Non-breaching Party” shall have the meaning set forth in Section 14.3(a).
1.81    “Offsetting Patents” shall mean Patents controlled by a Third Party and that are required for the research, Development, manufacture, use, sale, offer for sale or importation of Elvitegravir based on the formulation furnished by JT to Gilead, as used for treatment or prophylaxis of HIV infection and to the extent based on the manufacturing process provided by JT to Gilead.
1.82    “Original Agreement” shall have the meaning set forth in the recitals.
1.83    “Original Agreement Effective Date” shall mean the date on which the Original Agreement became effective, which date was April 4, 2005.
1.84    “Original Agreement Term” shall mean the period from the Original Agreement Effective Date through the Amended Effective Date.
1.85    “Other Indication” shall mean therapeutic and prophylactic uses other than in the treatment and prophylaxis of HIV infection.
1.86    “Patent” shall mean (a) all patents, certificates of invention, applications for certificates of invention, and patent applications, including without limitation patent applications under the Patent Cooperation Treaty and the European Patent Convention, and abandoned patent applications throughout the world, together with (b) any renewal, divisional, continuation (in whole or in part), or continued prosecution applications of any of such patents, certificates of invention and patent applications, and any all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, supplemental protection certificates, registrations, revalidations, revisions, and additions of or to any of the foregoing, and any counterparts in any other country of any of the foregoing and any other patents and patent applications claiming priority back to any of the foregoing.
1.87    “Payment Term” shall have the meaning set forth in Section 8.3(e).
1.88     “Price Approval” shall mean the receipt of approval (to the extent that such approval is required) by the applicable governmental authority with respect to the price at which a pharmaceutical product is sold and can be reimbursed by healthcare insurers, non-profits, government programs, and the like.
1.89    “Product” shall mean (i) any pharmaceutical product that contains Compound as the sole active pharmaceutical ingredient, or (ii) a Combination Product.
1.90    “Product Labeling” shall mean (i) the full prescribing information for any Product, as approved by the relevant Regulatory Authority and (ii) all labels and other written, printed or graphic information included in or placed upon any container, wrapper or package insert used with or for any Product that complies with the Regulatory Approval for such product.
1.91    “Product Trademarks” shall have the meaning set forth in Section 9.7(b).

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1.92    “Promotional Materials” shall mean all written, printed, electronic or graphic material used for promotion or Commercialization of Products, including Combination Products.
1.93    “Prosecution” shall have the meaning set forth in Section 9.3(a).
1.94     “Regulatory Approval” shall mean all approvals (including, without limitation, supplements, amendments, and Price Approvals), licenses, registrations or authorizations of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the manufacture, distribution, use or sale of a Product in a given regulatory jurisdiction.
1.95    “Regulatory Authority” shall mean the FDA or a counterpart of the FDA outside the United States.
1.96    “Regulatory Information” shall mean know-how, trade secrets, procedures, information, technology, experimental data, pre-clinical, non-clinical and clinical data, clinical safety, post-market safety, efficacy or comparative data, including without limitation raw or patient data, and any and all material information or reports relating to the development, registration, manufacture and commercialization of a Product that is reasonably necessary or required for Regulatory Approval of a Product. For illustration, Regulatory Information includes, but is not limited to draft and final copies of all NDAs and INDs that are to be submitted or have been submitted by JT and Gilead or their respective Affiliates to the regulatory authorities, including, without limitation, the FDA or EMA, and that are included in other NDAs and INDs for a Product filed by either Party or its Affiliates, together with all material subsequent correspondence and data submissions relating to the foregoing, and all improvements or inventions made or obtained by either Party or its Affiliates, which are reasonably necessary or required to the formulation of a Product or the manufacture, development and registration of a Product.
1.97    “Remaining Competitive Recovery” shall have the meaning set forth in Section 9.4(f)(i).
1.98    “Reverted Country” shall mean a country in the Gilead Original Territory as to which Gilead’s rights under this Agreement are terminated in part by JT pursuant to Section 14.3(c).
1.99    “Sole Invention” shall have the meaning set forth in Section 9.1(a).
1.100    “Stribild” or “Quad” shall mean a combination pharmaceutical product in oral formulation as developed by Gilead containing as its sole APIs FTC, TDF, EVG and COBI, that is Commercialized under the Product Trademark Stribild®.
1.101    “Sublicensee” shall mean a Third Party that is a sublicensee of Gilead rights granted under Article 6.

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1.102    “Sublicensee Know-How” shall mean Know-How owned, assigned to, developed by, or in-licensed by a Sublicensee that is necessary for, or actually used during the Term in, the Sublicensee’s Development or Commercialization of a Product.
1.103    “Sublicensee Patent” shall mean any Patent owned, assigned to, or in-licensed by a Sublicensee that is necessary for, or actually used during the Term in, the Sublicensee’s Development or Commercialization of a Product.
1.104    “Supply Agreement” shall mean any supply agreement between the Parties or their respective Affiliates in effect as of the Amended Effective Date or thereafter entered into by the Parties or their respective Affiliates, to the extent governing the commercial supply of the Products, including any supply agreement entered into or amended pursuant to the Master Agreement.
1.105    “TAF” or “GS-7340” shall mean the amidate prodrug of tenofovir having the chemical formula [*].
1.106    “TDF” or “Viread” shall mean tenofovir disoproxil fumarate, having the chemical formula [*].
1.107    “Term” shall have the meaning set forth in Section 14.1.
1.108    “Third Party” shall mean any entity other than JT or Gilead or an Affiliate of either Party.
1.109    “Third Party Claim” shall have the meaning set forth in Section 11.1.
1.110    “Third Party Royalties” shall mean up-front, milestone, royalty and any other similar payments paid by Gilead to any Third Party for Offsetting Patents for the Development, manufacture, use sale, offer for sale, or importation of Compound or Product.
1.111    “Truvada” shall mean the combination product sold in Japan under the VTE License Agreement by JT containing both TDF and FTC as its sole APIs.
1.112    “Valid Claim” shall mean a claim of an issued and unexpired Patent, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which is not appealable or has not been appealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.
1.113    “Viread” shall mean shall mean the pro-drug of Tenofovir known as tenofovir disoproxil fumarate, having the chemical formula [*].
ARTICLE 2
MANAGEMENT
2.1    Disbandment of the Joint Committee. The Parties established a Joint Committee (the “Joint Committee”) under the Original Agreement to provide a forum for the Parties to share

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and discuss their respective plans relating to the Development and Commercialization of Compound(s) and Products and to coordinate activities to be taken by the Parties with respect to the Development and Commercialization of such Compound(s) and Products. The Parties have agreed to disband the Joint Committee and any working groups or subcommittees thereunder other than the IP Subcommittee effective as of the Amended Effective Date. For clarity, until the Amended Effective Date, the Joint Committee will continue to operate in accordance with the Original Agreement. The decisions of the Joint Committee made prior to its disbandment shall remain in effect to the extent such decisions are not in conflict with this Agreement or the Master Agreement or Ancillary Agreements. If a conflict or inconsistency arises between a previous decision of the Joint Committee and this Agreement, this Agreement shall prevail and the Parties shall disregard such previous decision of the Joint Committee to the extent that such decision is in conflict or inconsistent with this Agreement.
2.2    Decision-Making Following Disbandment. Any disputes or disagreements, concerning matters that directly relate to either Party’s Patents or Know-How (other than matters relating to a breach of this Agreement), and that cannot be resolved by the IP Subcommittee, shall be decided by [*].
2.3     Selection of Alliance Managers. Each Party shall designate an appropriate person to facilitate communication, interaction and coordination of the Parties’ activities under this Agreement relating to Products (each, an “Alliance Manager”). Each Alliance Manager shall have appropriate experience. Each Party may change its Alliance Manager from time to time upon notice to the other Party.
2.4    Responsibilities. The Alliance Managers may attend all meetings of the IP Subcommittee. Each Alliance Manager shall (i) be the initial point of contact and communication for each Party to identify actual or potential disputes arising in connection with this Agreement; (ii) refer such issues or disputes to the IP Subcommittee for discussion as appropriate; (iii) plan and coordinate cooperative efforts for internal and external communications and notices; and (iv) ensure that governance activities, including production of meeting minutes and relevant action items agreed upon at meetings of the Parties’ representatives and the IP Subcommittee, as applicable, are appropriately carried out, referred to the appropriate employees of each Party, or are otherwise addressed by the Parties.
2.5    [Reserved]
2.6    Collaboration Guidelines. In all matters relating to this Agreement, each Party shall seek to comply with good pharmaceutical and environmental practices consistent with its own existing practices. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. The relationship between JT and Gilead is that of independent contractors and neither Party shall have the power to bind or obligate the other Party in any manner, other than as is expressly set forth in this Agreement.
ARTICLE 3
DEVELOPMENT

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3.1    Performance. As between the Parties, except as otherwise set forth in the Master Agreement and the Ancillary Agreements with respect to Japan, Gilead shall have the sole right to conduct regulatory, non-clinical, clinical, pharmaceutical, commercial development, manufacturing, registering and marketing of a Product for the Licensed Indication in the Gilead Expanded Territory in accordance with this Article 3. Gilead shall devote Diligent Efforts to the Development of a Product for use in the treatment of HIV infection to support the Commercial Launch of such Product in the Gilead Expanded Territory in accordance with this Agreement. Gilead shall bear all of the costs and expenses incurred in connection with any such activities performed, except as may otherwise be set forth with respect to Japan in the Master Agreement and the Ancillary Agreements.
3.2    Development Plan.    In the event there are additional Gilead-sponsored clinical studies undertaken to further Develop any Product, then no more frequently than semi-annually, Gilead shall provide JT with a high-level plan for such additional clinical studies in a format mutually agreed upon in writing (“Gilead Development Plan”).
3.3    Reports and Information. Gilead shall update JT periodically regarding significant Development and regulatory activities with respect to Products for the Licensed Indication. In addition, if Gilead is conducting any additional clinical studies on a Product, Gilead shall deliver a semi-annual high-level written report to JT summarizing Gilead’s significant clinical and regulatory activities with respect to Products pursuant to this Agreement in a format mutually agreed upon in writing.
3.4    Ad Hoc Development Meeting.     Upon JT’s reasonable request, Gilead and JT shall hold an ad hoc meeting to discuss any further development of the Products by Gilead (“Development Meetings”). Development Meetings may take place by telephonic or video conference or in person at such location as the Parties mutually agree, and they will be limited to no more than [*] Development Meetings per calendar year, provided that additional Development Meetings may also be held with the consent of each Party and neither Party shall unreasonably withhold or delay its consent to hold such additional Development Meetings. Alliance Managers from each Party shall act as the chairperson for the Development Meetings, and shall send an agenda for each Development Meeting at least [*] Business Days prior to the date of such meeting. Each Party shall bear its own costs, including travel, lodging, food and telephone or video conference costs, for its personnel attending any Development Meeting.
3.5    Information Exchange.
(a)    Obligation to Exchange Information. During the Term, subject to Section 3.5(b) and Section 4.2(a):
(i)    JT shall, upon reasonable request by Gilead, make available, on a fully paid-up basis, to Gilead, as soon as practicable after such request, JT Know-How and Regulatory Information which is Controlled by JT or any of its Affiliates, that has not been previously disclosed under the Original Agreement or under the Master Agreement, as a result of JT’s activities in Japan;

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(ii)    [Reserved]
(b)    Limitations. The obligations in this Section 3.5 are subject to any existing legal or contractual restrictions or limitations on either Party; provided, however, that, if legal or contractual restrictions or limitations exist, the nature of such restrictions or limitations shall be promptly disclosed to the other Party to the extent permissible. The Party that is subject to such restrictions or limitations shall use its Diligent Efforts to obtain a waiver of such restrictions or limitations to the extent that the other Party agrees to be bound by any terms and conditions associated with any such waiver. In addition, Gilead acknowledges that, unless otherwise expressly agreed between the Parties, JT may destroy any JT Know-How and Regulatory Information after expiration of retention periods under applicable laws as long as JT has (i) provided reasonable written notice to Gilead of its intent to destroy such JT Know-How or Regulatory Information and (ii) given Gilead the opportunity to retain such JT Know-How or Regulatory Information at Gilead’s reasonable expense.
(c)    Creation of New Data. Without limiting the rights of Gilead and the obligations of JT under the Transition Services Agreement with respect to Japan, the following shall apply:
(i)    Gilead may ask JT to generate new Regulatory Information with respect to any activities conducted by JT under the Original Agreement or under the Transition Services Agreement (i.e., Regulatory Information not already in the possession or Control of Gilead) to satisfy any regulatory requirements applicable to Gilead.
(ii)    Upon receiving such a request, JT will consider such request on a reasonable basis and provide such Regulatory Information if JT can do so without unreasonable burden, additional cost or other disadvantage to JT.
(iii)    If new Regulatory Information requested pursuant to Section 3.5(c)(i) would impose additional costs on JT, Gilead shall pay all of such costs, subject to Gilead’s advance written approval of JT’s incurring such additional costs.
(d)    Permitted Purposes. Gilead or its Sublicensees may use Regulatory Information received pursuant to this Section 3.5 only for Gilead’s development or marketing activities, including filing regulatory applications unless such Regulatory Information constitutes Assigned Assets under the Master Agreement, in which case this restriction shall not apply.
(e)    Form and Manner of Exchange. The exchanges of Regulatory Information shall be undertaken in written, electronic or oral form from time to time, as necessary or as reasonably requested. All Regulatory Information under this Section 3.5 will be exchanged in English to the extent necessary and possible; provided, however, that all of the costs and expenses for translation that has been requested by Gilead that are incurred by JT or its Affiliate shall be borne by Gilead, subject to Gilead’s advance approval of such costs and expenses.
ARTICLE 4
REGULATORY MATTERS

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4.1    Gilead Marketing Authorization Applications and Regulatory Approvals. Gilead shall have the sole right to file and own all INDs (if applicable), Marketing Authorization Applications and Regulatory Approvals for Products for the Licensed Indication in the Gilead Original Territory and, after MAH Transfer Date, shall also have the sole right to do so in Japan, and, except as otherwise set forth in the Master Agreement or Transition Services Agreement for Japan, shall be solely responsible for all communications with Regulatory Authorities in the Gilead Expanded Territory in relation thereto under applicable law. JT shall have the right to file and own Marketing Authorization Applications and Regulatory Approval for Products in Japan until MAH Transfer Date to the extent contemplated by the Master Agreement or Ancillary Agreements.
4.2    Gilead Access to JT Know-How and Filings.
(a)    Regulatory Data. To the extent not previously provided, JT shall provide Gilead with additional material information, data (in draft or final report form) and Know-How that is reasonably required for Regulatory Approval of Products for the Licensed Indication in the Gilead Expanded Territory, together with all material subsequent correspondence and data submissions relating to the foregoing, as soon as practicable. JT will use reasonable efforts to cooperate with Gilead and to advise Gilead with respect to questions raised with Gilead by Regulatory Authorities regarding Products; provided that Gilead shall continue to have the primary responsibility to prepare responses and respond to all such questions and inquiries.
(b)    Form of Transfer; Items not Transferred. Upon Gilead’s request, to the extent not previously provided, JT shall provide all regulatory data and related documentation that it is required to provide to Gilead hereunder in electronic form, to the extent that an electronic copy is reasonably available to JT or its Affiliates. JT shall not be required to provide in paper form to Gilead any such item that JT provides to Gilead in electronic form, except items which may be required by Regulatory Authorities in the Gilead Expanded Territory to be submitted in their original form. Gilead shall have the right, in accordance with Section 4.2(c), to reference (until the MAH Transfer) and incorporate such data in Gilead’s regulatory filings for Products in the Gilead Expanded Territory. The Parties shall discuss the form in which the Parties shall exchange Know-How pursuant to Section 3.5 and this Section 4.2, where not expressly provided in such Sections.
(c)    Regulatory Filings. Until the MAH Transfer, JT hereby grants Gilead the right to reference all of JT’s (including its Affiliates, Sublicensees and distributors) Regulatory Approvals for the Products for the Licensed Indication in Japan, and all subsequent correspondence and data submissions relating thereto, in Gilead’s regulatory filings for Products for the Licensed Indication in the Gilead Expanded Territory. Such right shall be transferable to Gilead’s Affiliates, Sublicensees and distributors.
4.3     [Reserved]
4.4    Adverse Event Reporting and Safety Data Exchange. The Parties have entered into certain safety data exchange or pharmacovigilance agreements and such agreement will be terminated in accordance with the Amended and Restated Pharmacovigilance Agreement Termination Agreement as set forth in the Master Agreement.

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4.5    Communications; Regulatory Filings.
(a)    Gilead Original Territory. Gilead shall be responsible for making the filings for Regulatory Approval in the Gilead Original Territory.
(b)    Japan. Subject to the Master Agreement and Transition Services Agreement, JT shall be responsible for making the filings for Regulatory Approval in Japan until the MAH Transfer Date. After the MAH Transfer Date, Gilead shall be responsible for making the filings for Regulatory Approval in Japan.
(c)    Generally. Except (i) as may be required by law, (ii) unless explicitly requested or permitted in writing to do so by Gilead, or (iii) unless contemplated by the Master Agreement and the Ancillary Agreements, JT shall not communicate regarding any Product with any Regulatory Authority having jurisdiction in the Gilead Expanded Territory or file any IND or Marketing Authorization Application for Products in the Gilead Expanded Territory. The foregoing restrictions shall cease to be applicable on a country-by-country basis upon the expiration of the last-to-expire Valid Claim of a JT Patent in such country or upon such country becoming a Reverted Country; provided that nothing in the foregoing shall contravene JT’s confidentiality obligations under this Agreement, the Confidential Disclosure Agreements or the Master Agreement.
ARTICLE 5
COMMERCIALIZATION
5.1    Performance; Gilead Activities. Gilead shall have sole responsibility for Commercializing any Product for the Licensed Indication in the Gilead Expanded Territory, as provided in this Article 5. Gilead shall devote Diligent Efforts to Commercialize a Product for use in the treatment of HIV infection in the Gilead Expanded Territory in accordance with this Agreement. Gilead shall bear all of the costs and expenses incurred in connection with all such Commercialization.
5.2    Commercialization Plans.
(a)    Gilead shall update and deliver to JT the Gilead’s plan for Commercialization of the Products (“Gilead Commercialization Plan”) not less than semi-annually and no later than [*] of each year. The Gilead Commercialization Plan will describe Gilead’s significant Commercialization activities with respect to Products pursuant to this Agreement in a mutually agreed format. The Gilead Commercialization Plan will provide a level of detail reasonably sufficient to enable JT to determine whether Gilead’s activities are consistent with the requirements of Section 5.1.
(b)    Reports and Information. Gilead shall update JT regarding Gilead’s significant Commercialization activities for Products for the Licensed Indication in the Gilead Expanded Territory. Gilead shall deliver a written report (the “Commercialization Report”) in a mutually agreed format no less than semi-annually each year to JT summarizing at a high level Gilead’s significant Commercialization activities with respect to Products pursuant to this Agreement until expiration of the Payment Term.

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(c)    Ad Hoc Commercialization Meeting. Upon JT’s reasonable request, Gilead and JT shall hold an ad hoc meeting to discuss Gilead’s progress with respect to Commercialization of the Products (“Commercialization Meetings”). Commercialization Meetings may take place by telephonic or video conference or in person at such location as the Parties mutually agree, and there should be no more than [*] Commercialization Meetings per calendar year, provided that additional Commercialization Meetings may also be held with the consent of each Party and neither Party shall unreasonably withhold or delay its consent to hold such additional Commercialization Meetings. Alliance Managers from each Party shall act as the chairperson for the Commercialization Meetings, and shall send an agenda for each Commercialization Meeting at least [*] Business Days prior to the date of such meeting. Each Party shall bear its own costs, including travel, lodging, food and telephone or video conference costs, for its personnel attending any Commercialization Meeting.
5.3    Promotional Materials. This Section 5.3 does not apply to Promotional Materials of Generic Licensees.
(a)    Preparation of Promotional Materials. Gilead shall have the sole right to prepare or have prepared Promotional Materials for Products for the Licensed Indication in the Gilead Expanded Territory (or may use the Promotional Materials for the Products provided to Gilead under the Master Agreement or the Transition Services Agreement to the extent provided therein).
(b)    Filing of Promotional Materials. To the extent required by applicable regulatory requirements, Gilead shall file all Promotional Materials as required by the appropriate Regulatory Authority in the Gilead Expanded Territory; provided, however, that JT shall retain the rights to file the same in Japan until MAH Transfer Date to the extent contemplated by the Master Agreement or Ancillary Agreements. All Promotional Materials and Product Labeling shall, to the extent permitted by law, identify JT as the licensor of Products.
ARTICLE 6
LICENSES, RIGHTS OF NEGOTIATION AND DISCUSSION
6.1    License to Gilead. Subject to the terms and conditions of this Agreement( including Section 6.2 with regard to Generic Licensee(s)), (a) as of the Original Agreement Effective Date, JT granted the following licenses to Gilead for the Gilead Original Territory and (b) hereby amends such license to cover Japan as follows: an exclusive (even as to JT and its Affiliates except to the extent provided in this Article 6 or the Master Agreement or Ancillary Agreements), royalty-bearing (in the case of the Gilead Original Territory, hereunder, and in the case of Japan, solely as specified in the Master Agreement) license under the JT Technology to Develop, make, have made, use, sell, have sold, offer for sale and import Compounds and Products for the Licensed Indication in the Gilead Expanded Territory, which license with respect to Japan is fully paid-up and perpetual. Gilead shall have the right to sublicense, [*]. It is understood by the Parties that [*] for the grant of any sublicense for commercialization rights to any JT Technology [*].

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6.2    Generic License for Gilead Global Access Program. JT has provided consents to Gilead entering into Generic Licenses with Generic Licensees under the Gilead Global Access Program in accordance with the terms and conditions set forth in Schedule 6.2.
6.3    [Reserved]
6.4    Affiliate Obligations. To the extent applicable, JT shall require its Affiliates to grant Gilead a license under such Affiliates’ Patents and Know-How to the extent necessary for, or actually used during the Original Agreement Term or the Term in, Development and Commercialization activities under this Agreement.
6.5    Covenants Regarding Use of Patents and Know-How.
(a)     JT Scope of License. JT covenants that it shall not practice the Gilead Technology after the Amended Effective Date outside the scope of the license granted to it under the Master Agreement.
(b)    Gilead Scope of License. Gilead covenants that it shall not practice the JT Technology outside the scope of the licenses granted to it pursuant to this Article 6.
6.6    Other [*] Products.
(a)    Permitted Gilead Activities. During the Term, Gilead or its Affiliates or Sublicensees may (i) [*]; provided, however, that Gilead may not use Confidential Information of JT, and JT does not grant and will not grant Gilead any rights under JT Patents, JT Know-How, or other JT intellectual property to conduct such activities.
(b)    Permitted JT Activities. During the Term, JT or its Affiliates may [*]; provided, however, that JT may not use Confidential Information of Gilead, and Gilead does not grant and will not grant JT any rights under Gilead Patents, Gilead Know-How, or other Gilead intellectual property, including the Assigned Assets, to conduct such activities.
6.7    No Implied Licenses. Except as expressly set forth in this Agreement, neither Party grants any license under its intellectual property rights (including without limitation Patents) to the other Party.
ARTICLE 7
MANUFACTURE AND SUPPLY
7.1    Manufacturing and Supply. Except in the case of Japan for (a) activities delegated to JT under the Transition Service Agreement or any Supply Agreement or (b) prior to the Distributor Change Date, those JT is permitted to conduct in Japan as set forth in the Master Agreement, Gilead shall be solely responsible for manufacture and supply of the Compound and finished materials necessary for the Development and Commercialization of Products in the Gilead Expanded Territory.

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ARTICLE 8
COMPENSATION
8.1    License Fee. The license fee paid by Gilead under the Original Agreement were and shall be [*] hereunder. For clarification, the license fee hereunder shall be paid to JT from Gilead or its Affiliates from the United States or up to two (2) other jurisdictions for which no withholding tax is applicable.
8.2    Milestone Payments.
(a)    HIV. The Parties acknowledge that all milestones payments to JT required under the Original Agreement have been paid and no further amounts are due. Any such payments were and shall be [*] under this Agreement.
(b)     Other Indications. If Gilead desires to pursue Development and Commercialization of a Product or Compound for any Other Indication, the Parties will agree on a schedule of payments for achievement of regulatory and Commercialization milestone events with respect thereto for Products in the Gilead Expanded Territory. If the Parties cannot reach an agreement, they may submit the matter for resolution in accordance with the executive negotiation and arbitration procedures set forth in Section 15.1.
8.3    Royalty Payments.
(a)    Rates. Gilead shall pay JT a royalty based on Net Sales of Products sold by Gilead and its Affiliates and Sublicensees in each country in the Gilead Original Territory in a given calendar year during the Payment Term for each Product according to the following rates:
(i)    [*] percent ([*]%) of the portion of aggregate Net Sales of Products in the Gilead Original Territory that is less than or equal to [*] Dollars ($[*]) in any calendar year;
(ii)    [*] percent ([*]%) of the portion of aggregate Net Sales of Products in the Gilead Original Territory that exceeds [*] Dollars ($[*]) and that is less than or equal to [*] Dollars ($[*]) in any calendar year; and
(iii)    [*] percent ([*]%) of the portion of aggregate Net Sales of Products in the Gilead Original Territory that exceeds [*] Dollars ($[*]) in any calendar year.
(b)    Global Access Countries.
(i)    Exclusion of the sales in Access Countries. For the purpose of Section 8.3, “Net Sales” shall [*], provided, however, that annual net sales and unit sales volume of each of Branded Products and Generic Versions (including, but not limited to, Generic Version containing a combination of APIs that are different from any Product under development or being marketed by Gilead, as set forth in Paragraph 5 of Schedule 6.2) in the Access Countries shall be reported by Gilead to JT in writing on a country-by-country and product-by-product basis, within [*] days after the end of each calendar year, to the extent such information is available to Gilead.

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(ii)    Royalties on Generic Net Sales. In addition to the royalties under subparagraph (a), Gilead shall also pay JT a royalty of [*] of Generic Net Sales only in Access Group B Countries of the Generic Territory.
(iii)    [*]. [*] shall be reported in the quarterly royalty reports to JT under Section 8.4.
(c)    Sales by Sublicensees. Upon request by Gilead, the Parties will in good faith discuss whether an adjustment to the royalty applicable on Net Sales made by Sublicensees outside the [*] in the Gilead Original Territory is appropriate, and if the Parties agree in writing to any adjustment, the royalty rate pursuant to Section 8.3(a) for such sales will reflect such adjustment.
(d)    Example Calculation. For example, if aggregate Net Sales of a Product for the Licensed Indication throughout the Gilead Original Territory were equal to [*] Dollars ([*]) in a calendar year, and no offsets or reductions described in Sections 8.3(g), (h) or (i) are applicable, then the royalty payable to JT hereunder for such total Net Sales would be equal to ([*]) plus ([*]) plus ([*]), for a total royalty of [*] Dollars ([*]).
(e)    Payment Term. “Payment Term” shall mean the period of time beginning upon the date of Commercial Launch of a Product in the Gilead Original Territory, and ending upon the later of, on a product-by-product and a country-by-country basis: [*].
(f)    Payment for Non-Patent Benefits. This Section 8.3 is intended to provide for payments equal to the percentages of Net Sales set forth above for a minimum of [*] In establishing this payment structure, the Parties recognize, and Gilead acknowledges, the substantial value of the various actions and investments undertaken by JT prior to the Original Agreement Effective Date. Such value is significant and in addition to the value of JT’s grant to Gilead of a patent license pursuant to Section 6.1, as it enables the rapid and effective market introduction of the Products for the Licensed Indication in the Gilead Original Territory. The Parties agree that the royalty payments calculated as a percentage of Net Sales in the Gilead Original Territory (plus the license fee and the cost reimbursements provided for elsewhere herein) provide fair compensation to JT for these additional benefits.
(g)    Generic Products. If a Third Party is selling in any country units of a Generic Product that, in any calendar year, are greater than [*] percent ([*]) of the sales by Gilead, its Affiliates and Sublicensees of units of such Product (where the API for such Product is chemically identical to the API for the Generic Product) in such country in such year, then the Parties will in good faith discuss a reduction of royalties due under Section 8.3(a) for such country; [*]. If the Parties cannot agree on the amount of such reduction, the royalty due by Gilead pursuant to this Section 8.3 for such country shall be reduced by [*] percent ([*]) of that which would otherwise be due under Section 8.3(a) for such year.
(h)    Payment of Patent Costs. In the event that Gilead reasonably elects to prosecute and maintains a patent application within the JT Patents pursuant to Section 9.3(b) in any country, then Gilead shall provide an accounting of such costs to JT and shall offset [*] percent

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([*]) of the reasonable costs thereof against amounts due to JT for such country pursuant to Section 8.3; [*].
(i)    Third Party Royalties. Promptly upon learning of the need for any payments needed to secure Offsetting Patents in any country, Gilead shall give written notice to JT specifying the amount of such payments and describing the Offsetting Patents. The royalty payments required to be paid on any given date in such country pursuant to Section 8.3 shall be subject to an offsetting reduction on such date by Gilead in an amount equal to [*] percent ([*]) of the amount of Third Party Royalties that are paid to secure Offsetting Patents in such country; [*].
(j)    Limitation. Notwithstanding the foregoing, no offsets or reductions made by Gilead in any country pursuant to Section 8.3(g), (h) and (i) shall in the aggregate exceed an amount equal to [*] percent ([*]) of the amount otherwise due pursuant to Section 8.3 in such country. Any amount that has not been offset because of this Section 8.3(j) shall be eligible for offset against the next succeeding royalty payment or payments due for such Product in such country. If such deferred offset is again limited by this Section 8.3(j), the deferred amount shall be subject to offset against future royalty payments for such Product successively until a total of [*] percent ([*]) of all Third Party Royalties made in respect of such Product in such country have been offset against royalty payments paid by Gilead for such Product in such country.
8.4    Payment, Rules and Procedures.
(a)    Quarterly Reports. Royalties, payments hereunder and written reports showing the calculation and the basis for the payments shall be made by Gilead within [*]days after the end of each Calendar Quarter in which such sales of Product occur in the Gilead Expanded Territory. For clarity, however, only reporting (and not royalties or payments) is required in the case of Japan (as royalties due to JT, if any, for the sales of Product in Japan are set forth in the Master Agreement).
(b)    Other Reports. Within [*] days following the end of each Calendar Quarter in which sales of Product occur in the Gilead Expanded Territory, in the case of sales by Gilead or its Affiliates, or within [*] days after Gilead receives the account of Net Sales from its Sublicensee in the case of sales by Gilead’s Sublicensees, Gilead shall submit to JT an estimate of the Net Sales in each country of the Gilead Expanded Territory that occurred in the preceding Calendar Quarter, together with any corrections to estimates submitted in prior Calendar Quarter of the same year.
(c)    United States Dollars. Royalty payments by Gilead to JT hereunder shall be made in United States Dollars, based on calculations of such Net Sales converted and stated in United States Dollars. For clarification, the royalty payment hereunder shall be paid to JT from Gilead or its Affiliates from the United States or up to two (2) other jurisdictions for which no withholding tax is applicable.
(d)    Exchange Rate. Gilead shall use an exchange rate equal to the spot rate as published in the Eastern Edition of the Wall Street Journal as of the close of business on the business day that is two (2) Business Days before the last business day of the prior month for each month in the applicable Calendar Quarter. For example, the rate used to calculate Net Sales in the month

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of April would be the spot rate from the applicable business day in March; if the last business day in March were Wednesday the 31st, the rate would be based on the applicable spot rate for Monday the 29th, and if the last business day in March were Monday the 31st, the rate would be based on the applicable spot rate for Thursday the 27th. If Gilead changes its currency system, Gilead shall provide JT with prompt written notice and the Parties shall negotiate in good faith a new methodology which is acceptable under GAAP.
8.5    Additional Information. Gilead shall provide to JT any other information reasonably requested by JT to determine whether Gilead has made all payments due to JT pursuant to this Article 8.
8.6    Taxes and Payments. Each Party shall be responsible for any and all taxes levied on amounts it receives from the other under this Agreement.
8.7    Withholding Taxes. If Gilead is required by law, rule or regulation to withhold taxes from payments due JT hereunder, Gilead shall (i) deduct those taxes from the amount remittable to JT hereunder, (ii) promptly pay the taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of payment to JT within [*] days following that payment to enable JT to claim all foreign tax credits available to it under law. The Parties understand that under the laws and regulations currently in effect, no withholding taxes apply to any payments made under this Agreement. If changes in the applicable laws and regulations result in withholding tax obligations on payments hereunder, the Parties will engage promptly in good faith discussions in order to adopt changes in order to minimize such obligations.
8.8    Payments to or Reports by Affiliates. Any payment required under any provision of this Agreement to be made to either Party, or any report required to be made by any Party, shall be made to or by an Affiliate of that Party if designated in writing by that Party and agreed to by the other as the appropriate recipient or reporting entity.
8.9    Late Payments. Any amounts not paid by Gilead when due under this Agreement shall be subject to interest from and including the date payment is due, through and including the date upon which Gilead has made a wire transfer of immediately available funds into an account designated by JT, at an annual rate equal to the sum of [*] percent ([*]%) plus the prime rate of interest quoted in (i) the Money Rates section of the New York edition of the Wall Street Journal calculated daily on the basis of a 365-day year, or (ii) if such edition is unavailable, a similar reputable data source, or (iii) if lower, the highest rate permitted under applicable law: provided that if a higher interest rate applies to payments JT must make to Third Party licensors that are based upon or derived from any late payment by Gilead under this Article 8, then such higher rate shall apply to the portion of such late payment attributable to amounts owed to such Third Party.
8.10    Accounting. Each Party shall determine any costs and expenses that may be reimbursed to a Party or reported by a Party under this Agreement using its standard accounting procedures, consistently applied, to the maximum extent practical as if such Product were a solely owned product of the determining Party, except as specifically provided in this Agreement. The Parties also recognize that such procedures may change from time to time and that any such changes may affect the calculation of such costs and expenses. The Parties agree that, where such changes

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are economically material to either Party, adjustments shall be made to compensate the affected Party in order to preserve the same economics as reflected under this Agreement.
ARTICLE 9
INTELLECTUAL PROPERTY
9.1    Ownership and Rights.
(a)    Ownership of Inventions. Each Party shall own any inventions made solely by its employees, agents or independent contractors in conducting their activities hereunder (each a “Sole Invention”). Inventions hereunder made jointly by employees, agents or independent contractors of each Party in the course of performing under this Agreement shall be owned jointly by the Parties in accordance with joint ownership interests of co-inventors as determined under United States patent laws (“Joint Inventions”). Inventorship shall be determined in accordance with United States patent laws.
(b)    Cooperation.     Each Party shall promptly execute all papers and instruments, or require its employees or contractors to execute such papers and instruments, as applicable, so as to effectuate the ownership of JT Technology and Gilead Technology.
(c)    Updates to Schedules.
(i)     The list of Patents covering the structure of, or manufacture or use of, Elvitegravir originally set forth on Schedule 1.9B of the Original Agreement is hereby updated and shall be updated from time to time by JT, as applicable, as set forth on Schedule 1.59.
(ii)    Upon Gilead’s reasonable request, JT agrees to amend or supplement the list of JT Patents set forth on Schedule 1.59.
9.2    IP Subcommittee.
(a)    Establishment and Scope. Promptly after the Original Agreement Effective Date, the Parties established, as a subcommittee of the Joint Committee, a joint IP subcommittee (the “IP Subcommittee”) to function, until the Parties agree to disband such committee, to facilitate and discuss (i) the filing, Prosecution and maintenance of JT Patents and Gilead Patents under Section 9.3; (ii) the filing, prosecution, registration and maintenance of Product Trademarks under Section 9.7; and (iii) the need for or usefulness of any Third Party license. The IP Subcommittee shall operate under the procedures established in this Section 9.2.
(b)    Composition. The IP Subcommittee shall be composed of three (3) named representatives of Gilead and three (3) named representatives of JT. Each Party shall appoint its respective representatives to the IP Subcommittee from time to time, and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change. The members of the IP Subcommittee shall have appropriate technical or legal credentials, experience and knowledge, and ongoing familiarity with the Development and Commercialization of Compound(s) and Products, and related Patents and other IP issues arising under this Agreement.

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Members of the IP Subcommittee may delegate from time-to-time certain matters arising within the IP Subcommittee as they deem appropriate. Additional representatives or consultants may from time to time, by mutual consent of the Parties, be invited to attend IP Subcommittee meetings, subject to such representative’s or consultant’s written agreement to comply with the confidentiality and non-use obligations equivalent to those set forth in Article 13. Gilead shall select one (1) of its representatives as the initial chairperson of the IP Subcommittee. On each anniversary of the Original Agreement Effective Date, the Parties shall rotate designation of the chairperson.
(c)    Governance. The IP Subcommittee may resolve any issue before it based on a consensus of its members. In the event that the IP Subcommittee cannot or does not, after [*] days of good faith negotiation, reach a consensus on an issue, such conflict shall be resolved pursuant the dispute resolution set forth in Section 2.2. With respect to the need for any Third Party license described in Section 9.2(a)(iii), [*] shall make the final determination of whether to obtain such license.
(d)    Meetings. The IP Subcommittee shall meet on an as needed basis as requested by one or both Parties, in a location mutually agreed upon by the Parties, or by means of teleconference, videoconference or other similar communications equipment. Each Party shall bear its own expenses related to the attendance of such meetings by its representatives. No IP Subcommittee meeting may be conducted unless at least two (2) representatives of each Party are participating. The IP Subcommittee may choose to disband, as appropriate based on the reduced need for oversight of JT Patents or Gilead Patents under Section 9.3, or the reduced need for oversight of Product Trademark issues under Section 9.7.
9.3    Prosecution of Patents.
(a)    Prosecution. As used herein, “Prosecution” shall mean any procedure or practice before an administrative agency such as the United States Patent and Trademark Office, or an equivalent agency, including but not limited to interferences, reexaminations, reissues, oppositions. and the like.
(b)    JT Patents.
(i)    General. Except as otherwise set forth in this Section 9.3 and, in the case of the Access Group A Countries, subject to Schedule 6.2, JT shall be responsible for the filing, Prosecution and maintenance of JT Patents on a worldwide basis at its sole expense. If JT determines to abandon or not file or maintain any (i) Patent within the JT Patents in any country in the Gilead Expanded Territory; or (ii) any claim or subject matter directed to a composition of matter, manufacture or use of a Compound or Product in the Licensed Indication in any country in the Gilead Expanded Territory, then JT shall promptly notify the representatives of the IP Subcommittee and shall provide Gilead with thirty (30) days prior written notice of such determination (or such other period of time reasonably necessary to allow Gilead to assume such responsibilities). Gilead shall then have the opportunity to file, Prosecute or maintain such Patent, claims or subject matter in such country in Gilead’s name and at Gilead’s sole expense, and if Gilead is Commercializing Product in such country, [*] percent ([*]) of any such costs incurred by Gilead shall be creditable against royalties to be paid to JT under Section 8.3 in that country; [*].

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(ii)    JT Patent Expenses in Access Group A Countries. JT Patent Expenses in Access Group A Countries shall be billed to Gilead quarterly and shall be paid by Gilead to JT within thirty (30) days from receipt of invoice, such invoice and payments to be in United States Dollars (converted from other currencies pursuant to JT’s central currency conversion system). The IP Subcommittee shall determine a reasonable strategy, including the [*] that would cause JT to incur JT Patent Expenses in Access Group A Countries. If the IP Subcommittee agrees on the strategy for such proceeding or action, then Gilead will reimburse JT for such JT Patent Expenses in Access Group A Countries. If the IP Subcommittee does not agree on a strategy for such proceeding or action at any time, then (a) JT will be entitled to pursue its own strategy for such proceeding or action, keeping Gilead reasonably informed, and (b) Gilead [*] for such proceeding or action. Any such failure by the IP Subcommittee to agree shall not be subject to further review under Section 9.2(c) or Article 15. For clarity, [*] even if Gilead does not agree on the strategy thereof.
(iii)    Interference, Opposition, Reexamination and Reissue. If JT becomes aware of any request for, or filing or declaration of any interference, opposition, or reexamination relating to JT Patents in the Gilead Expanded Territory for which JT is responsible for Prosecution, JT shall inform Gilead within thirty (30) days of learning of such event. The Parties shall reasonably cooperate with respect to such interference, opposition, or reexamination. Gilead shall have the right to review and consult with JT regarding any submission to be made in connection with such proceeding. JT shall give Gilead timely notice of any proposed settlement of an interference relating to an JT Patent, and shall not enter into such settlement without Gilead’s prior written consent (such consent not to be unreasonably withheld or delayed).
(iv)    English Translation of JT Patents. JT has provided Gilead with English language translations of the JT Patents listed on Schedule 1.48 of the Original Agreement, and will provide Gilead with English language translations of any other JT Patents included in Schedule 1.59 as soon as practicable.
(c)    Gilead Patents. Except as otherwise set forth in this Section 9.3, Gilead shall be responsible for the filing, Prosecution and maintenance of the Gilead Patents at its sole expense. If Gilead determines to abandon or not file or maintain any (i) Patent within the Gilead Patents in any country; or (ii) any claim or subject matter directed to a composition of matter, manufacture or use of a Compound or Product in the Licensed Indication in any country, then Gilead shall promptly notify the representatives of the IP Subcommittee and shall provide JT with thirty (30) days prior written notice of such determination (or such other period of time reasonably necessary to allow JT to assume such responsibilities). JT shall then have the opportunity to file, Prosecute or maintain such Patent, claims or subject matter in any such country in JT’s name and at JT’s sole expense.
(d)    Joint Patents. Except as otherwise set forth in this Section 9.3 and in the case of certain Access Countries, subject to Schedule 6.1, with respect to Joint Inventions, the IP Subcommittee shall determine which Party shall file, Prosecute or maintain Patents covering such Joint Inventions (“Joint Patents”). Except as provided in the final sentence of this Section 9.3(d), if either Party Prosecutes a Joint Patent, such Party shall solely bear its own internal costs thereof,

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and the external costs for such Prosecution (e.g., outside counsel, filing fees, etc.) shall be borne equally by the Parties. Except to the extent either Party is restricted by the licenses granted to the other Party and covenants contained herein, and to the extent permitted by law, each Party shall be entitled to practice, and to grant to Third Parties or its Affiliates the right to practice, inventions claimed in a Joint Patent without restriction or an obligation to account to the other Party. Either Party may disclaim its interest in any particular Joint Patent, in which case (i) the disclaiming Party shall assign its ownership interest in such Joint Patent to the other Party for no additional consideration, (ii) the Party that is then the sole owner shall he solely responsible for all future costs of such Patent, and (iii) the disclaiming Party shall hold no further rights thereunder and such Patent shall thereafter not be a Joint Patent.
(e)    Cooperation.
(i)    If Gilead determines that (A) regulatory exclusivity of a Patent is required in a country in Gilead Expanded Territory and (B) the failure to obtain such regulatory exclusivity will have a material adverse impact on Gilead’s activities with respect to the Compound or Product in such country, then it shall notify JT in writing of such determinations and propose a commercially reasonable means to obtain such regulatory exclusivity. The Parties shall cooperate with each other in good faith to take whatever actions are reasonably appropriate in a timely manner to address the material adverse impact. JT shall not be required to effect any transfer or assignment of its Patent rights for the purpose of obtaining regulatory exclusivity in any country in the Gilead Expanded Territory without JT’s express written consent, which shall not be unreasonably withheld.
(ii)    Neither Party may take any action under this Section 9.3 that would otherwise interfere with or prevent the other Party from fulfilling its diligence obligations under this Agreement.
(iii)    If either Party becomes aware of any Patents, information or proceeding that relate to any JT Patent, Gilead Patent or Joint Patent that may adversely impact the validity, title or enforceability of such JT Patent, Gilead Patent or Joint Patent, such Party shall promptly notify the other Party of such patent, information or proceeding, provided that such notification would not contravene any existing, relevant obligations of confidentiality to which such Party may be subject.
(f)    Diligence. The Parties shall use Diligent Efforts to pursue claims and subject matter in Patents directed to Elvitegravir (a) in each [*]; and (b) in such other countries in the Gilead Expanded Territory where Gilead reasonably requests. In the United States the Parties shall use Diligent Efforts to [*]. In all [*] the Parties shall use Diligent Efforts to pursue claims in such Patents so that such claims would issue in a timely manner.
(g)    Third Party License Rights. To the extent any rights granted under this Article 9 relate to Patents subject to a license to either Party of Third Party technology, such rights shall be subject to the terms and conditions of such licenses, and the provisions of this Article 9 shall apply to such Patents only to the extent consistent with such licenses.
9.4    Infringement of Patents by Third Parties.

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(a)    Notification.
(i)    Notice. If either Party learns of any alleged or threatened infringement of the JT Patents or Gilead Patents, or any misappropriation or misuse of Know-How, of which the other Party is a sole owner, co-owner or licensee, such Party shall promptly notify, in writing, the other Party of such infringement, misappropriation or misuse. Any infringement reported hereunder shall be an “Infringement”.
(ii)    Certifications. Each Party shall inform the other Party of any certification regarding any JT Patent or Gilead Patent that it has received pursuant to either 21 U.S.C. §§ 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions, or Canada’s Patented Medicines (Notice of Compliance) Regulations Article 5, or any similar provisions in a country other than the United States and Canada, and shall provide the other Party with a copy of such certification within [*] days of receipt by such Party. JT’s and Gilead’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in this Section 9.4.
(b)    Infringement of JT Patents.
(i)    First Right. JT shall have the first right, but not the obligation, to prosecute Infringement of the JT Patents by activities conducted by Third Parties. Except as otherwise provided in Schedule 6.2 in the case of certain Access Countries, such prosecution shall be at JT’s own expense and responsibility; provided, however, that Gilead may separately represent itself in such prosecution by counsel of its own choice (at Gilead’s own expense), in which case Gilead shall cooperate fully with JT.
(ii)    Back-up Right for Infringement in the Gilead Expanded Territory. If within [*] days after notification pursuant to Section 9.4(a)(i), or [*] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, JT does not prosecute Infringement, then Gilead shall have the right, but not the obligation, to bring at Gilead’s expense and in its sole control, such appropriate action in the Gilead Expanded Territory. Such prosecution shall be at Gilead’s own expense and responsibility; provided, however, that JT may separately represent itself in such prosecution by counsel of its own choice (at JT’s own expense), in which case JT shall cooperate fully with Gilead.
(c)    Infringement of Gilead Patents. Gilead shall have the first right, but not the obligation, to bring, at its own expense, an appropriate action against the person or entity Infringing a Gilead Patent. JT shall be entitled to separate representation in such matter by counsel of its own choice (at its own expense), in which case JT shall cooperate fully with Gilead.
(d)    Cooperation and Diligence.
(i)    For any action to terminate any Infringement of JT Patents, or any misappropriation or misuse of JT Know-How, if either Party is unable to initiate or prosecute such action solely in its own name, the other Party shall join such action voluntarily and shall execute all documents necessary to initiate litigation to prosecute and maintain such action. In connection

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with any such action, Gilead and JT shall cooperate fully and will provide each other with any information or assistance that either reasonably requests. Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by law, the consultation and approval of any offer related thereto.
(ii)    Notwithstanding the obligations under Sections 9.4(b) and 9.4(c), neither Party may take any action under this Section 9.4 that would otherwise interfere with or prevent the other Party from fulfilling its diligence obligations under this Agreement.
(e)    Joint Patents. With respect to Third Party Infringement of jointly owned Joint Patents other than that Infringement described in Sections 9.4(b) and 9.4(c), the Parties shall confer and take such action in such manner as they shall agree. If the Parties are unable after a reasonable period of time to agree on how to proceed, then each Party may exercise its rights as joint owner of the affected Joint Patent in accordance with Section 9.1. The Parties shall allocate their expenses and recoveries in relation to such actions as they shall agree, provided that unless the Parties otherwise agree in writing, they shall divide such recoveries as set forth in Section 9.4(f)(iii).
(f)    Allocation of Proceeds. If either Party recovers monetary damages from any Third Party in an action brought under Section 9.4(b), Section 9.4(c) or Section 9.4(e), whether such damages result from the Infringement of JT Patents or Gilead Patents, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal patent officers). Any remaining amounts after such allocations (“Net Recovery”) shall be split as follows:
(i)    The portion of any Net Recovery that represents recovery for Infringement in the Gilead Original Territory relating to Products (“Remaining Competitive Recovery”) shall be allocated to JT in an amount equal to the total royalty that would have been payable to JT under Article 8 if Gilead had made Net Sales equivalent to the sales made by the Third Party underlying the award. The remaining portion of the Remaining Competitive Recovery shall be allocated to Gilead.
(ii)    [Reserved]
(iii)    The portion of any Net Recovery that represents recovery for Infringement in an action brought pursuant to Section 9.4(e) shall be [*] percent ([*]) to Gilead and [*] percent ([*]) to JT, unless Gilead and JT otherwise agree in writing.
9.5    Infringement of Third Party Rights.
(a)    Defense.
(i)    Gilead shall have the right, but not the obligation, to defend against any claim or initiate any declaratory judgment action relating to a Compound or Product, or bring any such action necessary to protect its interest in such Compound or Product, in the Gilead Expanded Territory at its own expense, and JT shall have the right to participate in any such suit,

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at its own expense. The Parties shall reasonably cooperate with respect to the defense of the claim, including if required to conduct such defense, furnishing a power of attorney.
(ii)    If, within [*] days of receiving the notice provided for in Section 9.4(a), or [*] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of a claim or response in such actions, whichever comes first, Gilead fails to take such action, or if Gilead informs JT that it elects not to exercise such first right, JT (or its designee) thereafter shall have the right to defend against such claim or initiate any declaratory judgment action relating to a Compound or Product or bring any such action necessary to protect its interest in such Compound or Product. The Parties shall reasonably cooperate with respect to the defense of the claim, including if required to conduct such defense, furnishing a power of attorney, provided that JT shall have the right to approve in advance (such approval not to be unreasonably withheld or delayed) Gilead’s strategy in any such action to the extent that such claim potentially relates to the scope, validity or enforceability of the JT Patents.
(b)    Noncontravention. Nothing in this Section 9.5 shall be deemed to relieve either Party of its obligations under Article 11.
9.6    Settlement. Each Party shall give the other Party timely written notice of the proposed settlement of any action under Sections 9.4 or 9.5, and neither Party shall consent to the entry of any judgment or settlement or otherwise compromise any such action or suit in a way that adversely affects the other Party’s intellectual property rights or its rights or interests with respect to the Compound or a Product without such other Party’s prior written consent (not to be unreasonably withheld).
9.7    Selection, Registration and Use of Product Trademarks.
(a)    [Reserved]
(b)    Registration.
(i)    Gilead will own all trademarks for the Products in the Gilead Expanded Territory (“Product Trademarks”) and be responsible for registering any Product Trademarks within the Gilead Expanded Territory. For clarity, Product Trademarks shall not include corporate names, logos or trademarks for JT and its Affiliates or Gilead and its Affiliates. Gilead shall use commercially reasonable efforts to maintain the Product Trademarks as a valid and effective trademark registration in the Gilead Expanded Territory and shall be responsible for all taxes and fees required in connection therewith. JT agrees to provide Gilead with all reasonable assistance for that purpose.
9.8    Trademark Infringement.
(a)    Gilead. Gilead shall have the right, but not the obligation, to defend against any claim or initiate any action relating to the Product Trademarks (including Third Party Claims of infringement against any such Product Trademarks) for any Product in the Gilead Expanded

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Territory at its own expense, and JT shall have the right to participate in any such suit, at its own expense.
(b)    [Reserved]
(c)    Damages. The damages, if any, recovered from any such action under this Section 9.8 shall first go to reimbursement of each Party’s respective costs with the remainder of recovery going to the Party who initiated such action or defense. The Parties shall reasonably cooperate with respect to the defense of the claim, including if required to conduct such defense, furnishing a power of attorney.
ARTICLE 10
REPRESENTATIONS AND WARRANTIES
10.1    Mutual Representations and Warranties. Each Party hereby represents, warrants and covenants (as applicable) to the other Party as of the Original Execution Date and, where specified, the A&R Execution Date as follows:
(a)    Corporate Existence and Power. It is a company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to grant the licenses granted hereunder.
(b)    Authority and Binding Agreement. (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms.
(c)    No Conflict. It has not entered, and shall not enter, into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken and shall not take any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to the other Party under this Agreement. Its performance and execution of this Agreement shall not result in a material breach of any other contract to which it is a Party.
(d)    No Misappropriation. It has not misappropriated, and shall not misappropriate, the trade secret of any Third Party in the course of performing its responsibilities under this Agreement.
(e)    Rights in Technology. It has sufficient right in and to its Know-How and Patents, free and clear of any conflicting Third Party rights, to grant the rights set forth in this Agreement. During the Term, each Party shall devote Diligent Efforts not to diminish the rights

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under Know-How and Patents owned or Controlled by it that are granted to the other Party herein, including without limitation by not committing or permitting any acts or omissions which would cause the material breach of any agreements between itself and Third Parties that provide access to or rights under intellectual property rights applicable to the development, manufacture, use or sale of Products. Each Party agrees to provide promptly to the other Party notice of any such alleged breach. Each Party is in compliance in all material respects with any such agreements with Third Parties. Furthermore, where an agreement or arrangement between a Party and a Third Party governing licenses under intellectual property that, but for a requirement to obtain such Third Party’s consent to grant a license or sublicense as provided for in the Agreement, would be included in the JT Technology or the Gilead Technology, as applicable, the relevant Party to such agreement or arrangement shall use commercially reasonable efforts to obtain such consent, provided that if obtaining such consent would impose an economic burden on the other Party, then such intellectual property shall not be deemed to be Controlled by the Party requesting consent unless the other Party agrees in writing to assume such economic burden.
10.2    JT Representations. JT represents and warrants to Gilead as of the Original Execution Date and where specified, the A&R Execution Date:
(a)    JT Patents. As of the A&R Execution Date, the JT Patents listed in Schedule 1.59 are all of the Patents that JT Controls that would be infringed, but for the licenses granted to Gilead or its Affiliates pursuant to this Agreement, by the manufacture, Development, use, sale, offer for sale or importation of Products for treatment and prophylaxis of HIV infection in the Gilead Expanded Territory by Gilead.
(b)    No Liens on JT Patents. To the actual knowledge of the Key JT Personnel, the JT Patents are free and clear of any liens and encumbrances except for any minor liens and encumbrances that arise in the ordinary course of business and that do not materially detract from JT’s ability to grant licenses thereunder to Gilead as provided herein.
(c)    Third Party Know-How. To the actual knowledge of Key JT Personnel, all Know-How required for the licenses granted to Gilead in this Agreement is Controlled by JT.
(d)    Commercialization of Products. To the actual knowledge of the Key JT Personnel there are no Patents (other than the JT Patents) that would be infringed by the manufacture, development, use, sale, offer for sale or importation of Compound for treating HIV infection in the Gilead Expanded Territory.
(e)    Non-Infringement of JT Technology by Third Parties. To the actual knowledge of the Key JT Personnel there are no activities by Third Parties that would constitute infringement or misappropriation of the JT Technology as applied to treating HIV infection within the Gilead Expanded Territory.
(f)    No Sublicensee. There is no Third Party that is or has been a (sub)licensee of JT or its Affiliates with respect to any (i) Patents or (ii) Know-How that is, in either case ((i) or (ii)), necessary for, or actually used during the term of the Original Agreement in, the Development or Commercialization of a Product.

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10.3    Non-infringement of Third Party Rights. To the actual knowledge of the Key JT Personnel there are no claims by a Third Party that any Patent or trade secret right owned or controlled by such Third Party would be infringed or misappropriated by the manufacture, develop, use, sale, offer for sale or importation of Compound for use in treating HIV infection in the Gilead Expanded Territory.
10.4    Knowledge of Specified Individuals. No knowledge shall be imputed to any Key JT Personnel, and no Key JT Personnel shall be expected or required to undertake any investigation or inquiry of any nature for the purpose of verifying the accuracy of any representation, warranty or other statement set forth in this Agreement.
10.5    Gilead Representations and Covenant. Gilead represents and warrants to JT as of the A&R Execution Date that neither Gilead nor its Affiliates is a party to any agreement which would (i) restrict Gilead or its Affiliates from [*], or any other [*] for [*] that Gilead or its Affiliate or Sublicensee owns or Controls (or comes to Control) together with [*], and (ii) as a result of such restriction, would inhibit the Development or Commercialization of Product. Gilead agrees not to enter into and to cause its Affiliates not to enter into any such agreement during the Term.
10.6    Disclaimer. Gilead understands that Compound or Products are the subjects of ongoing clinical research and development and that JT cannot assure the safety or usefulness of Compound and Products. JT makes no warranty except as set forth in this Article 10 (other than those set forth in the Master Agreement or any Ancillary Agreement) concerning its Patents or Know-How.
10.7    No Other Representations. The express representations and warranties stated in this Article 10 (other than those set forth in the Master Agreement or any Ancillary Agreement) are in lieu of all other representations and warranties, express, implied, or statutory, including without limitation, warranties of merchantability, fitness for a particular purpose, non-infringement or non-misappropriation of Third Party intellectual property rights.
ARTICLE 11
INDEMNIFICATION
11.1    Indemnification by JT. JT hereby agrees to defend, hold harmless and indemnify (collectively “Indemnify”) Gilead and its Affiliates, agents, directors, officers and employees (the “Gilead Indemnitees”) from and against any and all liabilities, expenses or losses, including without limitation reasonable legal expenses and attorneys’ fees (collectively “Losses”) in each case resulting from Third Party suits, claims, actions and demands (each, a “Third Party Claim”) arising directly or indirectly out of (i) a breach of any of JT’s obligations under this Agreement, including without limitation JT’s representations and warranties or covenants pursuant to Article 10 (other than those set forth in the Master Agreement or any Ancillary Agreement); or (ii) (A) the research, development, or use of Compounds or Products by JT or its Affiliates anywhere in the world, or (B) the sale, offer for sale or importation of Compound or Products by JT or its Affiliates or Third Party licensees conducted in Japan and to the extent that such sale, offer for sale or importation is conducted prior to January 1, 2019. JT’s obligation to Indemnify the Gilead Indemnitees pursuant to this Section 11.1 shall not apply to the extent that any such Losses (A) arise from the negligence

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or intentional misconduct of any Gilead Indemnitee; (B) arise from any breach by Gilead of this Agreement or any Supply Agreement (including without limitation any such breach that results in any defect in Compound or Products or failure of Compound or Products to conform to relevant specifications arising out of Gilead’s failure to manufacture and supply, or to have manufactured and supplied Compound or Product to JT in compliance with any Supply Agreement); or (C) are Losses for which Gilead is obligated to Indemnify the JT Indemnitees pursuant to Section 11.2.
11.2    Indemnification by Gilead. Gilead hereby agrees to Indemnify JT and its Affiliates, agents, directors, officers and employees (the “JT Indemnitees”) from and against any and all Losses resulting from Third Party Claims arising directly or indirectly out of (i) a breach of any obligations of Gilead under this Agreement, including without limitation Gilead’s representations and warranties or covenants pursuant to Article 10; or (ii) the Development, manufacture (to the extent of any formulation work performed by Gilead pursuant to Article 7), storage, distribution, promotion, labeling, handling, use, sale, offer for sale or importation of Compound or Products by Gilead, its Affiliates, its Third Party licensees or its Generic Licensees in the Gilead Expanded Territory (subject to Section 11.3). Gilead’s obligation to Indemnify the JT Indemnitees pursuant to the foregoing sentence shall not apply to the extent that any such Losses (A) arise from the negligence or intentional misconduct of any JT Indemnitee; (B) arise from any breach by JT of this Agreement or any Supply Agreement; or (C) are Losses for which JT is obligated to Indemnify the Gilead Indemnitees pursuant to Section 11.1. A Supply Agreement, if any, may provide additional indemnification obligations of Gilead as the supplier of Compound or Products, including without limitation that Gilead shall indemnify JT for any Third Party Claims arising out of any failure by Gilead to manufacture and supply, or to have manufactured and supplied, Compound or Products in compliance with such agreements.
11.3    Unknown Source Product Liability. All other liabilities, losses, damages, costs or expenses (including reasonable legal fees) relating to or involving the Compound or Products, including the inherent properties and characteristics of Compound or Products, which are not covered by Section 11.1 or Section 11.2 shall be the responsibility of the Party marketing the Compound or Products in the country in which the Compound or Products were sold at the time of such sale. Both Parties hereby acknowledge and agree that the Party marketing the Compound and Products sold in Japan prior to January 1, 2019 shall be JT and that the Party marketing the Compound and Products sold in Japan on or after January 1, 2019 shall be Gilead (whether or not Gilead has commenced marketing the Products as of such date). Such marketing Party shall Indemnify the other Party, its Affiliates, directors, officers, employees and agents from and against any and all Losses which the other Party or its Affiliates, directors, officers, employees or agents may incur or be required to pay resulting from or arising in connection therewith.
11.4    Procedure. To be eligible to be Indemnified hereunder, the indemnified Party shall provide the indemnifying Party with prompt notice of the claim giving rise to the indemnification obligation pursuant to this Article 11 and the exclusive ability to defend (with the reasonable cooperation of the indemnified Party) or settle any such claim; provided, however, that the failure to so notify the indemnifying Party shall not relieve the indemnifying Party from any Liability that it may have to the indemnified Party, except to the extent that such failure actually and materially prejudices the indemnifying Party’s ability to defend such claim; and further provided, that the

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indemnifying Party shall not enter into any settlement for damages other than monetary damages without the indemnified Party’s written consent, such consent not to be unreasonably withheld, delayed or conditioned. The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party. If the Parties cannot agree as to the application of Sections 11.1, 11.2 or 11.3 to any particular Third Party Claim, the Parties may conduct separate defenses of such Third Party Claim.
11.5    Insurance. Each Party shall procure and maintain insurance (or self-insure or retain risks at each Party’s discretion), including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested with human subjects or commercially distributed or sold. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11. Each Party shall provide the other with written evidence of such insurance or ability to retain risks upon request. Each Party shall provide the other with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance or self-insurance or ability to retain risks which materially adversely affects the rights of the other.
11.6    Limitation of Liability. EXCEPT TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS ARTICLE 11 OR UNDER THE MASTER AGREEMENT OR ANY ANCILLARY AGREEMENTS, AND EXCEPT FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 6.5 OR ARTICLE 13, NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES AND LICENSEES SHALL BE LIABLE FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE.
ARTICLE 12
RECORDS; AUDITS; PUBLICATIONS
12.1    Records; Audits. Each Party shall keep or cause to be kept such records as are required to determine, in a manner consistent with generally accepted accounting principles in the United States with respect to JT, and in Japan with respect to Gilead, the sums or credits due under this Agreement. If either Party requires additional information from the other Party in order to comply with the generally accepted accounting principles in the United States (for JT) or Japan (for Gilead), then the other Party shall make its reasonable efforts to provide such information promptly. At the request (and expense) of either Party (the “Auditing Party”), the other Party (the “Audited Party”) and its Affiliates and licensees and Sublicensees shall permit an independent certified public accountant appointed by the Auditing Party and reasonably acceptable to the Audited Party, at reasonable times and in the presence of representatives of the Audited Party, upon reasonable notice and no more frequently than [*] per [*], to examine only those records as may be necessary to determine, with respect to any [*] ending not more than [*] years prior to such Auditing Party’s request, the correctness or completeness of any report or payment made under this Agreement. The auditor’s reports of any such examination shall be (i) limited to information relating to the Products, (ii) made available to both Parties, and (iii) subject to Article 13. The Auditing

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Party shall bear the full cost of the performance of any such audit, unless such audit discloses an underpayment of more than [*] from the amount actually due to the Auditing Party. In such case, the Audited Party shall [*] of the performance of such audit. Notwithstanding the foregoing, Schedule 6.2 shall govern the Parties’ respective rights and obligations with respect to the audit of Generic Licensees.
12.2    Review of Publications and Marketing Materials. If a Party wishes to publish or present the results of any clinical or other studies permitted to be performed by such Party under this Agreement, such Party shall provide the other Party a copy of any proposed abstracts, manuscripts or presentations (including verbal presentations) that relate to any Product as soon as practicable prior to their intended submission for publication or presentation. The other Party shall have the right to (i) review and propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons or (ii) to request a reasonable delay (not to exceed [*] days) in publication or presentation in order to protect patentable information. If the other Party requests modification to the publication or presentation, the publishing Party shall edit such publication or presentation to prevent disclosure of trade secret or proprietary business information of the other Party prior to submission of the publication or presentation. Neither Party shall publish or present the other Party’s Confidential Information.
ARTICLE 13
CONFIDENTIALITY
13.1    Treatment of Confidential Information. The Parties agree that during the Term, and for a period of [*] years after this Agreement expires or terminates, a Party receiving Confidential Information of the other Party shall (i) maintain in confidence such Confidential Information to the same extent such Party maintains its own proprietary industrial information of similar kind and value (but at a minimum each Party shall use commercially reasonable efforts to maintain Confidential Information in confidence); (ii) not disclose such Confidential Information to any Third Party without prior written consent of the disclosing Party, except for disclosures made in confidence to any Third Party pursuant to a plan approved by the Parties, or to its licensees or Sublicensees who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Article 13; and (iii) not use such Confidential Information for any purpose except those purposes permitted by this Agreement or the Master Agreement.
13.2    Authorized Disclosure. Notwithstanding any other provision of this Agreement or the Master Agreement, each Party may disclose Confidential Information of the other Party:
(i)    to the extent and to the persons and entities required by an applicable law, rule, regulation or order; provided, however, that the Party required to disclose Confidential Information shall first have given prompt notice to the other Party hereto to enable such Party to seek any available exemptions from, or limitations on, such disclosure requirement and shall reasonably cooperate in such efforts with the other Party;
(ii)    to the extent and to the persons and entities required by rules of the National Association of Securities Dealers, the Japanese Securities Dealers Association or any other applicable association governing the stock exchange on which a Party’s stock is listed; and

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(iii)    as necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.
13.3    Publicity; Terms of Agreement. The Parties agree that the material terms of this Agreement, and the fact that discussions concerning this Agreement are taking place, are included within the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in Sections 13.2 and 13.4 and the Master Agreement. JT acknowledges that Gilead may wish or be required to issue press releases relating to the activities under this Agreement. Except as permitted under Sections 13.4(b)-(d), JT shall have the right to issue press releases relating to the activities under this Agreement only with the prior written approval of Gilead.
13.4    Review of Press Releases    .
(a)    If Gilead wishes to issue press releases or otherwise make public statements or disclosures concerning this Agreement, Gilead shall give reasonable prior advance notice of the proposed text of such announcement to JT for review and comment (except as otherwise provided herein).
(b)    A Party may repeat any information as to the terms of this Agreement that have already been publicly disclosed by such Party in accordance with Section 13.2 or 13.3 without going through the review procedures set forth in this Section 13.4(a).
(c)    A Party may disclose the terms of this Agreement to potential investors, sublicensees or commercial partners who are bound in writing by obligations of non-disclosure and non-use of the terms of this Agreement at least as stringent as those contained in this Article 13.
(d)    A Party may disclose the financial terms of this Agreement to any Third Party or in any press release only (i) with the prior written approval of the other Party, or (ii) if required by applicable Law, rule or regulation.
ARTICLE 14
TERM AND TERMINATION
14.1    Term. This Agreement shall be effective and commence on the Amended Effective Date and until such date, the Original Agreement shall continue in effect. As of the Amended Effective Date, the Original Agreement is hereby automatically terminated, except that the surviving terms of the Original Agreement shall continue to govern activities that occurred under the Original Agreement. This Agreement, unless terminated earlier pursuant to (a) Sections 14.2, 14.3 and 14.4 or (b) in the event this Agreement terminates as a result of the termination of the Master Agreement (in which case the Original Agreement shall remain in effect), shall be in full force and effect until the expiration of the last to expire Payment Term (the “Term”). Upon expiration of the Payment Term in a particular country in the Gilead Original Territory, the licenses granted under Article 6 shall become fully paid-up with respect to such country.

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14.2    Elective Termination by Gilead. Gilead shall have the right in its sole discretion and for any reason to terminate this Agreement in its entirety, upon [*] months’ prior written notice to JT.
14.3    Termination for Breach.
(a)    Notice. If either Party believes that the other Party is in material breach of this Agreement, then the Party holding such belief (the “Non-breaching Party”) may deliver notice of such breach to the other Party (the “Notified Party”). The Notified Party shall have [*] days to cure such breach to the extent involving non-payment of amounts due hereunder, and [*] days to either cure such breach, or, if cure of such breach other than non-payment cannot reasonably be effected within such [*]-day period, to deliver to the Non-breaching Party a plan reasonably calculated to cure such breach within a timeframe that is reasonably prompt in light of the circumstances then prevailing. Following delivery of such plan, the Notified Party shall devote Diligent Efforts to carry out the plan and cure the breach.
(b)    Termination for JT’s Breach. If JT fails to cure a material breach of this Agreement as provided for in Section 14.3(a) then Gilead shall have the right in its sole discretion, upon written notice to JT, to terminate this Agreement [*].
(c)    Termination for Gilead’s Breach. If Gilead fails to cure a material breach of this Agreement as provided for in Section 14.3(a), JT shall have the right in its sole discretion, upon written notice to Gilead, to terminate this Agreement[*].
(d)    Disputes. If a Party gives notice of termination under this Section 14.3 and the other Party disputes whether such termination is proper under this Section 14.3, then the issue of whether this Agreement may properly be terminated upon expiration of the notice period (unless such breach is cured as provided in Section 14.3(a)) shall be resolved in accordance with Article 15. If as a result of such dispute resolution process it is determined that the notice of termination was proper, then such termination shall be deemed to have been effective [*] days following the date of the notice of breach. If as a result of such dispute resolution process it is determined that the notice of termination was improper, then no termination shall have occurred and this Agreement shall remain in effect.
14.4    Termination for Bankruptcy/Insolvency.
(a)    Termination. Either Party may terminate this Agreement in its entirety if (i) the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Party or of its assets, (ii) the other Party proposes a written agreement of composition or extension of its debts, (iii) the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within [*] days after the filing thereof, (iv) the other Party proposes, or is a Party to, any dissolution or liquidation, or (v) the other Party makes an assignment for the benefit of creditors.

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(b)    Rights Under US Bankruptcy Code. The Parties agree that, in the event either Party becomes subject to proceedings under the US Bankruptcy Code, the other Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the US Bankruptcy Code. This Section 14.4 is not intended to limit any rights such other Party would have under applicable law including, without limitation, 11 U.S.C. § 365(n).
14.5    JT Rights upon Certain Terminations. If JT terminates this Agreement with respect to the Gilead Original Territory (in whole or in part) pursuant to either Section 14.3 or Section 14.4 or if Gilead terminates this Agreement pursuant to Section 14.2, then the following shall apply:
(a)    Regulatory Filings. To the extent permitted by law, Gilead, its Affiliates and Sublicensees shall [*] to JT transfer to JT all INDs, Marketing Authorization Applications, and Regulatory Approvals for [*], and all data necessary to support such INDs, Marketing Authorization Applications and Regulatory Approvals, that in each case Gilead, its Affiliate or Sublicensee holds as of the time of such termination in the Gilead Original Territory if this Agreement is terminated in whole, or in a Reverted Country if this Agreement is terminated in part. In the event of such a termination, Gilead, its Affiliates and Sublicensees shall take all actions reasonably necessary to effect such transfer of such INDs, Marketing Authorization Applications and Regulatory Approvals for [*] in the Gilead Original Territory if this Agreement is terminated with respect to the Gilead Original Territory in whole, or in a Reverted Country if this Agreement is terminated in part.
(b)    Licenses. The licenses granted by JT to Gilead under Article 6 shall terminate with respect to [*] in the Gilead Original Territory if this Agreement is terminated with respect to the Gilead Original Territory in whole, or in Reverted Countries if this Agreement is terminated in part. Gilead shall, and hereby does, grant to JT an exclusive, [*] irrevocable license, with the right to grant sublicenses through one (1) or more tiers of sublicenses without Gilead’s consent, under the Gilead Technology and the Trademark, to research, develop, make, use, sell, offer for sale and import [*] in the Gilead Original Territory if this Agreement is terminated with respect to the Gilead Original Territory in whole, or in a Reverted Country if this Agreement is terminated in part.
(c)    No Further Representations. Gilead and its Affiliates and Sublicensees shall discontinue making any representation and withdraw registrations regarding its status as a licensee of, or distributor for, JT for [*] in the Gilead Original Territory if this Agreement is terminated with respect to the Gilead Original Territory in whole, or in a Reverted Country if this Agreement is terminated in part, and shall cease conducting any activities with respect to the marketing, promotion, sale or distribution of [*] in the Gilead Original Territory if this Agreement is terminated in whole with respect to the Gilead Original Territory, or in a Reverted Country if this Agreement is terminated in part.
(d)    Transition Assistance. Gilead and its Affiliates shall provide such assistance, at no cost to JT, as may be reasonably necessary (i) during the period prior to the effective date of such termination, to effect the transfer of all regulatory activities, regulatory filings and Regulatory Approvals held by Gilead, its Affiliates and Sublicensees for [*] in the Gilead Original Territory if this Agreement is terminated with respect to the Gilead Original Territory in whole, or

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in a Reverted Country if this Agreement is terminated in part; and (ii) to transfer or transition over a reasonable period of time to JT for no additional consideration a non-exclusive license to all Gilead Technology or then-existing commercial arrangements, that is, or are, necessary for, or actually used during the Term by JT to commence or continue Commercializing [*] in the Gilead Original Territory if this Agreement is terminated in whole, or in a Reverted Country if this Agreement is terminated in part, including without limitation transferring all rights to the Trademark and any agreements or arrangements with relevant Third Party vendors. To the extent that any such contract between Gilead, its Affiliate or Sublicensee and a Third Party is not assignable to JT, then Gilead its Affiliate or Sublicensee shall reasonably cooperate with JT to arrange to continue to obtain such services from such entity for Gilead to provide to JT. Gilead, its Affiliates and Sublicensees shall not, during the period prior to the effective date of such termination, take any action that could adversely affect or impair the further development and commercialization of [*]. The Parties shall use good faith efforts to coordinate the wind-down of Gilead’s efforts under this Agreement with respect to the terminated countries and jurisdictions.
(e)    Remaining Inventories. If this Agreement is terminated in whole in the Gilead Original Territory, JT shall have the right to purchase from Gilead, its Affiliates and Sublicensees all of the inventory of [*] held by Gilead, its Affiliates and Sublicensees as of the effective date of such termination for use in the Gilead Original Territory. If this Agreement is terminated in part, JT shall have the right to purchase from Gilead, its Affiliates and Sublicensees all of the inventory of [*] held by Gilead, its Affiliates and Sublicensees as of the effective date of such termination for the Reverted Countries. Any such purchase shall be at [*]. All charges, import and export compliance fees, consumption taxes, withholding taxes, customs, duties and other taxes imposed by any government taxing authority upon JT or its Affiliates in connection with the purchase of such inventory of [*] shall be paid by JT or such Affiliates. JT shall notify Gilead within [*] days after the effective date of such termination whether JT elects to exercise such right. If JT does not exercise such right, then Gilead shall have the right to sell in the Gilead Original Territory any such remaining inventory over a period no greater than [*] after the effective date of such termination.
(f)    Continued Supply. If JT has terminated this Agreement with respect to the Gilead Original Territory, on a country-by-country basis, after such termination is effective Gilead shall supply the [*] to JT, its Affiliate or Sublicensee for the Reverted Countries. In each case, such supply shall be on terms similar to the terms and conditions of the most recent version of the Supply Agreement pursuant to which Gilead supplied JT for Japan prior to its termination pursuant to the Master Agreement and the Parties shall negotiate and enter into a new Supply Agreement. In such event the licenses granted to Gilead under Section 6.1 shall survive to the extent necessary to allow Gilead to perform such supply obligations.
14.6    Gilead Rights upon Certain Terminations.
(a)    Continuation of Certain Rights. If Gilead terminates this Agreement pursuant to Section 14.3(b), then all the licenses granted to it in Article 6 with respect to those Products which Gilead elects to continue to Develop and Commercialize shall survive such termination until the Term would otherwise expire under Section 14.1, provided that Gilead continues to pay all amounts due to JT pursuant to Article 8 for as long as Gilead is required to pay

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such amounts hereunder. The Parties’ obligations under Sections 4.2, 4.4, 4.5, 9.1, 9.3, 9.4, 9.5, 9.6, 9.7, and 9.8 shall continue to the extent applicable.
(b)    Transition Assistance. JT shall provide such assistance, at no cost to Gilead, as may be reasonably necessary to transfer or transition over a reasonable period of time to Gilead all other technology or Know-How, or then-existing commercial arrangements, that is, or are, necessary or useful for Gilead to continue Commercializing Products to the extent reasonably requested by Gilead.
14.7    Survival. In addition to as otherwise provided in Article 14, the following provisions shall survive any expiration or termination of this Agreement for the period of time specified therein, or if not specified, then they shall survive indefinitely: Articles 1, 11 (solely as to actions arising during the Term or in the course of a Party’s exercise of licenses it retains after the Term), 12, 13, 14, and 16 and Sections 6.5; 8.6; 8.7; 8.8; 8.9; 9.1; 9.4; 9.5; 9.6; 9.8; 15.1 and 15.2. Termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. The remedies provided in this Article 14 are not exclusive of any other remedies a Party may have in law or equity.
ARTICLE 15
DISPUTE RESOLUTION
15.1    Dispute Resolution. Except as provided in Section 15.1(c) any dispute, controversy or claim arising out of or relating to the validity, formation, enforceability, performance, breach or termination of this Agreement (a “Dispute”) shall be settled in accordance with the provisions of this Section 15.1. If a Party intends to initiate executive negotiation/mediation or arbitration (as set forth in paragraph (a) or (b) below) to resolve a Dispute, that Party shall provide written notice to the other Party informing such other Party of such intention and of the issues to be resolved. Nothing herein shall prohibit either Party from initiating arbitration if such Party would be substantially prejudiced by a failure to act during the time that efforts are being made to otherwise resolve the Dispute.
(a)    By the Parties. The Parties shall make an earnest, good faith attempt to resolve any Dispute through negotiation. If the Parties are unable to resolve a Dispute, either Party may, by written notice to the other Party, refer such Dispute for good faith negotiation between the Chief Executive Officer of Gilead (or his designee with settlement authority) and the President of the Pharmaceutical Division of JT (or his designee with settlement authority) either in person at the offices of the Party not initiating the action or as otherwise agreed within [*] days after the date of notice. Immediately after receipt of notice of executive negotiation, the Parties may agree to give good faith consideration to the appointment of a mutually-acceptable mediator to assist in the executive negotiation, in which case the costs of mediation shall be shared equally by the Parties. Any settlement reached by mediation shall be resolved in writing, signed by the Parties, and shall be binding on them.

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(b)    By Arbitration. If any Dispute (other than a Dispute concerning the ownership of Patents or Product Trademarks) has not been settled by executive negotiation/mediation after [*] days, then upon the request of either Party, the Dispute shall be finally resolved by binding arbitration administered under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”).
(i)    The arbitration shall be conducted by a panel of three (3) neutral arbitrators (the “Panel”) appointed in accordance with the ICC Rules.
(ii)    The arbitration proceedings shall take place in San Francisco, California, USA, if the arbitration is initiated by JT, and in Tokyo, Japan, if the arbitration is initiated by Gilead. The arbitral proceedings and all pleadings shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or true copy thereof.
(iii)    The Panel shall have the power to decide all questions of arbitrability.
(iv)    At the request of either Party, the Panel will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.
(v)    The Panel is empowered to award any remedy allowed by law, including monetary damages, prejudgment interest and punitive damages, and to grant final, complete, interim or interlocutory relief, including injunctive relief.
(vi)    The Parties may apply to state or federal court of competent jurisdiction within the County and City of New York, New York, for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrators. Judgment on the award rendered by the Panel may be entered in any court having jurisdiction thereof. Each Party hereby waives any defenses it may have to the personal jurisdiction and venue of such courts to resolve such Disputes, including without limitation the defense of forum non conveniens, and each Party agrees not to file any motion to seek any relief under any forum non conveniens defense.
(vii)    Each Party shall bear its own legal fees arising in connection with the Dispute. The Panel may assess costs, fees and expenses of the ICC and the Panel to the Parties in the manner the Panel deems appropriate under the circumstances.
(c)    Matters Not Subject to Article 15. Notwithstanding anything else in this Agreement to the contrary, disputes or disagreements concerning matters that relate to either Party’s Patents or Know-How shall be addressed as provided in Section 2.2 and shall not be resolved or settled pursuant to this Article 15.
15.2    Governing Law. Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of New York

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and the federal law of the United States of America, without regard to its conflicts of law rules that would require the application of the laws of a foreign state or country.
ARTICLE 16
MISCELLANEOUS
(a)    Entire Agreement; Amendment. This Agreement, including the Schedules attached hereto and incorporated herein, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties, except for the Master Agreement, the Ancillary Agreements, the Confidential Disclosure Agreements and Material Transfer Agreements with respect to such subject matter. Except for the Master Agreement, the Ancillary Agreements, the Confidential Disclosure Agreements and Material Transfer Agreements, there are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party, as amended pursuant to Section 16.1(b) hereof.
(b)    The Confidential Disclosure Agreements (other than the Confidential Disclosure Agreement dated February 1, 2005 (Gilead as recipient with respect to [*])) and the Material Transfer Agreements are hereby considered amended to the extent necessary to provide that, notwithstanding any provision in such agreements to the contrary, any information and materials provided by one Party to the other Party pursuant to the Confidential Disclosure Agreements or the Material Transfer Agreements may be used by a Party to fulfill any obligation or to pursue any rights such Party has under this Agreement, including without limitation for the Development of Products.
16.2    Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by a force majeure event and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party uses reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the reasonable control of the Parties, including without limitation, an act of God or terrorism, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe; provided, however, the payment of invoices due and owing hereunder shall not be delayed by the payor because of a force majeure affecting the payor.
16.3    Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if delivered by (i) first class certified or registered mail, postage prepaid, (ii)

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international express delivery service or (iii) personally, or if sent by facsimile and confirmed by electronic transmission. The notice information for each Party is set forth in the Master Agreement.
16.4    Maintenance of Records. Gilead shall keep and maintain all records required by law or regulation with respect to Products supplied or sold by Gilead or its Affiliates or Sublicensees and shall make copies of such records available to JT upon JT’s request.
16.5    No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.
16.6    Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that, subject to Section 16.7, a Party may make such an assignment or transfer without the other Party’s consent to the assigning Party’s Affiliates or to its successor to all or substantially all of the business of such Party in the field to which this Agreement relates (whether by merger, sale of stock, sale of assets or other transaction), provided that any such successor (other than an Affiliate) shall, in a writing reasonably acceptable to the other Party, expressly assume performance of such rights or obligations. The JT Technology and the Gilead Technology shall exclude any intellectual property held or developed by such a successor of the relevant Party not in connection with Compound or Products. Any such assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.6 shall be null and void.
16.7    Change in Control.
(a)    Gilead Change in Control. Gilead may, without JT’s consent, assign this Agreement and its rights and obligations hereunder in connection with a Change in Control of Gilead, subject to the conditions contained in this Section 16.7(a).
(i)    Upon a Change in Control, Gilead shall provide written notice to JT [*] days prior to such assignment, which notice shall specify the identity of the acquirer in the Change in Control.
(ii)    If the entity acquiring Gilead is a company that, at the time of the Change in Control, is selling any [*] product that is useful for the treatment of [*], or has [*], the Parties, after receipt of the notice described in Section 16.7(a)(i), shall meet and discuss in good faith any adverse effect on JT by a Gilead Change in Control.
(b)    JT Change in Control. JT may, without Gilead’s consent, assign this Agreement and its rights and obligations hereunder in connection with a Change in Control of JT, subject to the conditions contained in this Section 16.7(b).
(i)    Upon a Change in Control, JT shall provide written notice to Gilead [*] days prior to such assignment, which notice shall specify the identity of the acquirer in the Change in Control.

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(ii)    If the entity acquiring JT is a company that, at the time of the Change in Control, is selling any [*] product that is useful for the treatment of [*], or has [*], the Parties shall at any time within thirty (30) days after receipt of the notice described in Section 16.7(b)(i) meet and discuss in good faith whether and how to amend this Agreement to [*] or [*] the [*] or [*] of [*], or [*] concerning [*] efforts, shared by Gilead with JT pursuant to [*], and whether and how to amend or [*] the obligations of the Parties under [*].
16.8    No Blocking Effect. If the Parties do not reach a consensus on any issue discussed pursuant to Section 16.7(a) (ii) or Section 16.7 (b) (ii) prior to the applicable Change in Control, the assignment of this Agreement in conjunction with such Change in Control may proceed and the Parties (including any successors to a Party) shall continue to discuss such issues.
16.9    Performance by Affiliates. Each of JT and Gilead acknowledge that their obligations under this Agreement may be performed by their respective Affiliates and Sublicensees. Notwithstanding any delegation of obligations under this Agreement by a Party to an Affiliate or Sublicensee, each Party shall remain primarily liable and responsible for the performance of all of its obligations under this Agreement and for causing its Affiliates and Sublicensees to act in a manner consistent herewith. Wherever in this Agreement the Parties delegate responsibility to Affiliates or Sublicensees or local operating entities, the Parties agree that such entities shall not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way.
16.10    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
16.11    Compliance With Laws. Each Party covenants to comply in all material respects with all U.S. and non-U.S. federal, state and local laws, rules and regulations applicable to the development, manufacture, distribution import and export and sale of pharmaceutical products, and to the transactions contemplated by this Agreement.
16.12    Severability. If any one (1) or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
16.13    Headings. The headings for each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.
16.14    No Waiver. Any delay in enforcing a Party’s rights under this Agreement, or any waiver as to a particular default or other matter, shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

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16.15    Translations. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any Japanese translation of this Agreement and this Agreement, this Agreement shall prevail.
16.16    Certain Conventions. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit will be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) all definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural, (b) the word “will” will be construed to have the same meaning and effect as the word “shall,” (c) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (d) any reference herein to any Person will be construed to include the Person’s successors and assigns, (e) the word “notice” will mean notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (f) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (g) references to any specific Law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor Law, rule or regulation thereof and (h) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”, (i) words of any gender include each other gender, (j) words such as “herein”, “hereof” and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (k) words using the singular will include the plural, and vice versa, (l) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “but not limited to”, “without limitation”, “inter alia” or words of similar import and (m) unless “Business Days” is specified, “days” will mean “calendar days.”
16.17    Counterparts. This Agreement may be executed in two (2) or more counterparts. each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the A&R Execution Date.

Gilead Sciences, Inc. By: /s/ John F. Milligan Name: John F. Milligan, Ph.D. Title: Chief Executive Officer	Japan Tobacco Inc. By: /s/ Muneaki Fujimoto Name: Muneaki Fujimoto Title: President, Pharmaceutical Business

Signature Page to EVG License Agreement

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

A&R Schedules

Schedule 1.2         ABC Schedules - Access Countries
Schedule 1.2A - Access Group A Countries
Schedule 1.2B - Access Group B Countries
Schedule 1.2C - Access Group C Countries
Schedule 1.17A     Elvitegravir Chemical Structure
Schedule 1.17B     Elvitegravir Patent Applications
Schedule 1.59         JT Patents and Joint Patents
Schedule 6.2        Generic License

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Schedule 1.2 ABC Schedules Access Countries

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SCHEDULE 1.2 B

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SCHEDULE 1.2 C

[*]

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Schedule 1.17A Elvitegravir Chemical Structure

Chemical Name
[*]

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Schedule 1.17B Elvitegravir Patent Applications

[*]

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Schedule 1.59 JT Patents

[*]

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Schedule 1.59 Joint Patents

[*]

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Schedule 6.2 Generic License

[*]

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EXHIBIT 1

[*]

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EXHIBIT 2

[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED